    As filed with the Securities and Exchange Commission on December 29, 2000
                                                      REGISTRATION NO. 333-

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
     POST EFFECTIVE AMENDMENT NO. 6           POST EFFECTIVE AMENDMENT NO. 4
                   TO                                       TO
               FORM SB-2                                 FORM SB-2
         REGISTRATION STATEMENT                   REGISTRATION STATEMENT
                 UNDER                                     UNDER
       THE SECURITIES ACT OF 1933               THE SECURITIES ACT OF 1933
       REGISTRATION NO. 33-80347                REGISTRATION NO. 333-40895

     POST EFFECTIVE AMENDMENT NO. 1           POST EFFECTIVE AMENDMENT NO. 1
                   TO                                  ON FORM SB-2
               FORM SB-2                                    TO
         REGISTRATION STATEMENT                          FORM S-3
                 UNDER                            REGISTRATION STATEMENT
       THE SECURITIES ACT OF 1933                          UNDER
       REGISTRATION NO. 333-89225               THE SECURITIES ACT OF 1933
                                                REGISTRATION NO. 333-55951

                        CELL ROBOTICS INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

           Colorado                                      5049-05                                         84-1153295
(State or other jurisdiction of   (Primary Standard Industrial Classification Code Number)  (IRS Employer Identification Number)
incorporation or organization)

                       Cell Robotics International, Inc.
                          2715 Broadbent Parkway N.E.
                         Albuquerque, New Mexico 87107
                                 (505) 343-1131
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   Dr. Ronald K. Lohrding, President and CEO
                       Cell Robotics International, Inc.
                          2715 Broadbent Parkway N.E.
                         Albuquerque, New Mexico 87107
                                 (505) 343-1131
            (Name, address, including zip code, and telephone number
                        of agent for service of process)

                                   ----------

                                    Copy to:
                                 W. Crews Lott
                                Baker & McKenzie
                           2300 Trammell Crow Center
                                2001 Ross Avenue
                              Dallas, Texas 75201
                                 (214) 978-3000
                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the date this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS AND RELATES TO AND CONSTITUTES POST EFFECTIVE AMENDMENT NO. 6 TO REGISTRATION NO. 33-80347, POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION NO. 333-89225, POST EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION NO. 333-40895 AND POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION NO. 333-55951.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 SUBJECT TO COMPLETION, DATED DECEMBER 29, 2000

PROSPECTUS

                        CELL ROBOTICS INTERNATIONAL, INC.

                        1,757,051 SHARES OF COMMON STOCK

               297,576 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

This offering relates to the resale of an aggregate of 379,475 shares of our common stock and 217,576 of our redeemable common stock purchase warrants, or Redeemable Warrants, by persons who are referred to in this prospectus as selling securityholders. The selling securityholders holding Redeemable Warrants may also resell 217,576 shares of their common stock when they exercise their Redeemable Warrants.

We are also registering our offering of 920,000 shares of our common stock issuable upon exercise of the Redeemable Warrants sold in the 1998 public offering of our securities. Further, we are offering 160,000 shares of our common stock and 80,000 of our Redeemable Warrants, which may be acquired upon exercise of warrants, or Representative Warrants, issued to an underwriter and its officers in connection with the 1998 public offering of our securities. This prospectus also relates to our offering of 80,000 shares of our common stock issuable upon exercise of the Redeemable Warrants underlying the Representative Warrants.

Our common stock is quoted on the OTC Bulletin Board under the trading symbol "CRII" and our Redeemable Warrants are quoted on the OTC Bulletin Board under the trading symbol "CRII.W." On December 19, 2000, the closing bid price per share of our common stock and the closing bid price of our Redeemable Warrants were $0.71875 and $0.3125, respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS DECEMBER ___, 2000.

                               TABLE OF CONTENTS









SUMMARY............................................................................1
The Company........................................................................1
How to Contact Us..................................................................2
The Offering.......................................................................2
Summary Financial Data.............................................................3
Market Price Information...........................................................3
Dividends..........................................................................4
RISK FACTORS.......................................................................5
Risks Related to Our Business and Industry.........................................5
Risks Related to Our Securities and This Offering.................................11
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS........................................12
USE OF PROCEEDS...................................................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
     OPERATIONS...................................................................13
Results of Operations -- Three Months Ended September 30, 2000
     Compared to the Three Months Ended September 30, 1999........................13
Results of Operations -- Nine Months Ended September 30, 2000 Compared to the Nine
     Months Ended September 30, 1999..............................................14
Results of Operations -- Year Ended December 31, 1999 Compared to the Year Ended
     December 31, 1998............................................................15
Liquidity and Capital Resources...................................................15
BUSINESS..........................................................................18
Overview..........................................................................18
Products..........................................................................18
Laser-Based Medical Devices -- The Lasette........................................18
Scientific Research Instruments -- The Cell Robotics Workstation..................22
Continuing Interest in the IVF Workstation........................................22
Competition.......................................................................23
Business Strategy.................................................................23
Intellectual Property.............................................................23
Research and Development..........................................................24
Government Regulation; Product Approval Process...................................24
Employees.........................................................................25
Facilities........................................................................25
Legal Proceedings.................................................................25
DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES...................................25
EXECUTIVE COMPENSATION............................................................27
Summary Compensation Table........................................................27
Employment Agreements.............................................................27
Stock Incentive Plan..............................................................28
Option Exercises and Option Values................................................28
Board Structure...................................................................29
Director Compensation.............................................................29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT....................29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................................30
INDEMNIFICATION...................................................................30
DESCRIPTION OF SECURITIES TO BE REGISTERED........................................32
Common Stock......................................................................32
Preferred Stock...................................................................32
Redeemable Warrants...............................................................32
SELLING SECURITYHOLDERS...........................................................34
PLAN OF DISTRIBUTION..............................................................35
Selling Securityholders' Securities...............................................35
Redeemable Warrants...............................................................36
LEGAL MATTERS.....................................................................36
EXPERTS...........................................................................36
WHERE YOU CAN FIND MORE INFORMATION...............................................36
INDEX TO FINANCIAL STATEMENTS....................................................F-1
INDEX TO EXHIBITS...............................................................II-8

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the company since the date of this prospectus.

                                    SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, including the "Risk Factors" section and the consolidated financial statements and related notes included elsewhere in this prospectus. As used in this prospectus, the words "we," "us," "our" and "the company" refer to Cell Robotics International, Inc. and its subsidiary, Cell Robotics, Inc. Lasette(R), Personal Lasette(TM), Professional Lasette(TM), LaserTweezers(R), LasorScissors(TM), CellSelector(TM) and SmartStage(TM) are trademarks of the company used in this prospectus. This prospectus also includes trademarks of other companies.

THE COMPANY

We were incorporated in Colorado on September 28, 1988, under the name Intelligent Financial Corporation. In February 1995, we acquired all of the issued and outstanding shares of Cell Robotics, Inc., a New Mexico corporation, which had been formed in 1988 to develop the Cell Robotics Workstation. In May 1995, we changed our name from Intelligent Financial Corporation to Cell Robotics International, Inc. We have developed, and are manufacturing, marketing and selling, sophisticated laser-based medical devices and scientific research instruments.

As a pioneer in the development of optical trapping technology, we have evolved from being a developer of laser-based laboratory instruments to a supplier of novel medical laser products. Our product lines include a laser-based medical device, which uses a laser to draw a blood sample to allow diabetics to measure their glucose levels, and the laser-based research workstation marketed under the name Cell Robotics Workstation. Until recently, we also produced and marketed the In Vitro Fertilization Workstation, or the IVF Workstation. The IVF Workstation and associated technology were sold to Hamilton Thorne Research in May 2000 for $100,000 cash and future royalty payments of 12% of net sales of the IVF Workstation and related products.

Our primary focus is distributing and selling our laser-based medical device to consumers, hospitals, clinics and doctors' offices. We previously marketed two laser-based medical devices, the Personal Lasette and the Professional Lasette. The Personal Lasette was marketed for home use, while the Professional Lasette was targeted for clinical applications. In the third quarter of 2000, we made a strategic decision to discontinue marketing the Professional Lasette and adapted the Personal Lasette so that it could be used for either home or clinical use. In this prospectus, we sometimes refer to the Personal Lasette as the "Lasette." The primary difference between the Lasette used in these home and clinical environments is that a different disposable lens shield is attached to the product for clinical applications than that attached for home use. We believe that focusing on a single product line will reduce direct costs associated with manufacturing the Lasette and promote brand awareness of the Lasette.

The Lasette is a compact, lightweight, portable laser skin perforator that allows diabetics to perform capillary blood sampling with little pain and residual soreness. The Lasette is the only alternative to the steel lancet or needle that has been approved by the Food and Drug Administration, or the FDA, that allows diabetics to sample their blood for glucose testing so they can determine their subsequent insulin injections. The Lasette has also been cleared by the FDA for all blood screening test applications for home and clinical settings. The FDA clearance allows us to commercially market the Lasette in the United States to diabetics for home and clinical use. The Lasette has also received the European Community's CE Mark. The CE Mark certification permits us to market the Lasette in countries comprising the European Union, as well as certain other countries such as Brazil and Australia.

We also believe the following trends in blood sampling will provide us with unique opportunities:

     o an increasing demand for less painful alternatives for capillary blood sampling;

     o an increasing desire to eliminate cross-contamination from accidental needle or lancet sticks in hospitals and clinics;

     o the enactment of the Needlestick Safety and Prevention Act, or the Needlestick Safety Act, which requires health facilities to employ measures to reduce or eliminate the accidental needlesticks suffered by health care workers;

     o a growing number of diagnosed diabetics seeking better insulin control; and

     o a growing understanding of the need to provide testing methods for needle-phobic individuals.

To capitalize on these opportunities, we introduced the Lasette and intend to position the company as a leader in the development of technologically-advanced medical devices that offer more effective, safer and less painful solutions than conventional procedures.

Our scientific research instrument includes the Cell Robotics Workstation. The Cell Robotics Workstation allows scientists to use a laser to manipulate objects in micro-space, upgrading the microscope to an interactive micro-laboratory. The Cell Robotics Workstation enhances the usefulness and importance of the conventional laboratory microscope as a tool in medical, biological and genetic applications in the life sciences. Scientists can use the technology for cell separation, cell-to-cell interaction, micro-dissection and intercellular manipulation of living cells. Third parties currently use the Cell Robotics Workstation for cancer, immunology, neurobiology, assisted reproductive techniques and genome research. Principal markets for the Cell Robotics Workstation are colleges, universities, research laboratories, biotechnology and pharmaceutical companies and commercial laboratories conducting biological research. The Cell Robotics Workstation has received the European Community's CE Mark. It is not subject to FDA regulatory clearances. While we intend to focus on the development, distribution and sale of laser-based medical devices, we will continue to promote and market the Cell Robotics Workstation through direct sales, dealers, representatives and distribution arrangements.

Other products and technology that we are considering for development include the following:

     o a laser finger perforator that will also test the patient's glucose level using the same instrument;

     o a new broad-based technology based upon our United States patent that applies laser energy to initiate a molecular reaction, including amplifying DNA molecules in a process known as polymerase chain reaction, or PCR; and

     o a low-cost laser myringotomy instrument that could provide a safer and less damaging alternative to placing tubes in children's ears as a treatment for repeat ear infections.

HOW TO CONTACT US

Our principal offices are located at 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107. Our telephone number is (505) 343-1131.

THE OFFERING

This prospectus relates to multiple offerings by the company and the selling securityholders identified in this prospectus under the section entitled "Selling Securityholders." See also "Description of Securities To Be Registered." The offerings by the selling securityholders under this prospectus consist of the following:

     o The resale by five securityholders of 379,475 shares of our common stock. Of the 379,475 shares being registered, three selling securityholders acquired 329,475 shares of common stock upon their February 2000 exercise of warrants, or Placement Agent's Warrants, issued for services provided in connection with our September 1995 private offering of our securities. The remaining 50,000 shares were acquired by two selling securityholders in connection with previous private offerings.

     o The resale by six selling securityholders of 217,576 Redeemable Warrants. We are also registering the resale by these selling securityholders of 217,576 shares of our common stock issuable upon the exercise of their Redeemable Warrants. These Redeemable Warrants were acquired in connection with previous private offerings.

The offerings by the company under this prospectus consist of the following:

     o The offering by the company of 920,000 shares of our common stock issuable to the Redeemable Warrant holders upon the exercise of their Redeemable Warrants. These Redeemable Warrants were acquired in connection with the 1998 public offering of our securities.

     o The offer by the company of 160,000 shares of our common stock and 80,000 of our Redeemable Warrants. We are also registering the issuance by the company of 80,000 shares of our common stock upon exercise of those Redeemable Warrants. The Representative Warrants were issued to an underwriter and its officers in connection with the 1998 public offering of our securities. The Representative Warrants are exercisable for 40,000 units, each unit consisting of four shares of common stock and two Redeemable Warrants. The securities comprising the units will be immediately separated and transferable. The units are not being separately registered and there will be no public trading market developed for the units.

We will receive $396,000 as gross proceeds from exercise of the Representative Warrants, if and when exercised. Additionally, if the Redeemable Warrants underlying the Representative Warrants are exercised then we will receive gross proceeds of $192,000. We will also receive $2,208,000 as gross proceeds from exercise of the Redeemable Warrants sold in the February 1998 offering, if and when exercised. If all of the selling securityholders exercise their Redeemable Warrants, then we will receive additional proceeds of $522,182. We cannot assure you that any securityholders will exercise any of the Redeemable Warrants or the Representative Warrants. We will not receive any proceeds from the resale of our common stock or the resale of our Redeemable Warrants by the selling securityholders.

SUMMARY FINANCIAL DATA


                                                  YEAR ENDED                         NINE MONTHS ENDED
                                                 DECEMBER 31,                          SEPTEMBER 30,
                                        -------------------------------       -------------------------------
                                            1998               1999              1999                2000
                                        ------------       ------------       ------------       ------------
Statement of Operations:
------------------------

Total revenues                          $  1,429,001       $  1,417,317       $  1,381,257       $    766,378
Operating expenses                      $  2,269,263       $  2,165,551       $  1,660,104       $  2,377,271
Net loss applicable to common           $ (2,057,573)      $ (2,424,630)      $ (1,306,725)      $ (4,088,825)
     shareholders
Basic and diluted loss per share        $      (0.39)      $      (0.31)      $      (0.24)      $      (0.45)
Shares used in computing basic and         5,278,347          7,734,762          7,658,249          9,057,133
     diluted loss per share

MARKET PRICE INFORMATION

Our common stock and Redeemable Warrants are traded over-the-counter and quoted on the OTC Bulletin Board on a limited and sporadic basis under the symbol "CRII" and "CRII. W," respectively. The reported high and low bid prices for our common stock and the closing bid and ask prices for our Redeemable Warrants, each as reported by the OTC Bulletin Board, are shown below for the three-year period through December 19, 2000. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.


                                           BID
                               ------------------------------
COMMON STOCK                       LOW               HIGH
                               ------------      ------------
1998
First Quarter                  $      1.938      $      2.797
Second Quarter                 $      1.375      $      2.469
Third Quarter                  $      0.844      $      1.625
Fourth Quarter                 $      0.688      $      3.000


                                           BID
                               ------------------------------
                                   LOW               HIGH
                               ------------      ------------
1999
First Quarter                  $      1.813      $      2.813
Second Quarter                 $      1.500      $      2.188
Third Quarter                  $      1.531      $      2.125
Fourth Quarter                 $      1.563      $      2.125


                                           BID
                               ------------------------------
                                   LOW               HIGH
                               ------------      ------------
2000
First Quarter                  $      1.531      $      7.750
Second Quarter                 $      3.128      $      5.813
Third Quarter                  $     1.8125      $      4.125
Through December 19, 2000      $     0.6875      $       2.25


REDEEMABLE WARRANTS                BID                ASK
                               ------------      ------------
1998
First Quarter                  $    0.56250      $    0.93750
Second Quarter                 $    0.50000      $    0.87500
Third Quarter                  $    0.18750      $    0.50000
Fourth Quarter                 $    1.03125      $    1.12500


                                   BID               ASK
                               ------------      ------------
1999
First Quarter                  $    0.81250      $    0.93750
Second Quarter                 $    0.81250      $    1.06250
Third Quarter                  $    0.87500      $    0.96875
Fourth Quarter                 $     0.6875      $     0.9375


                                   BID               ASK
                               ------------      ------------
2000
First Quarter                  $     2.8125      $       3.00
Second Quarter                 $       1.75      $       2.00
Third Quarter                  $    0.90625      $     1.0625
Through December 19, 2000      $     0.2813      $     0.3750

As of December 19, 2000, there were approximately 163 shareholders of record of our common stock and 8 holders of record of our Redeemable Warrants.

DIVIDENDS

We have not paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. We anticipate that any earnings generated from our operations will be used to finance our ongoing operations. No contractual restrictions presently exist upon our ability to pay dividends.

                                  RISK FACTORS

An investment in our securities is very speculative and involves a high degree of risk. You should carefully consider the following risk factors, along with the other matters referred to in this prospectus, before you decide to buy our securities. If you decide to buy our securities, you should be able to afford a complete loss of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE A HISTORY OF LOSSES, AND EXPECT TO INCUR LOSSES IN THE FUTURE. IF WE DO NOT ACHIEVE PROFITABILITY, OUR FINANCIAL CONDITION AND THE PRICE OF OUR COMMON STOCK AND THE REDEEMABLE WARRANTS WILL SUFFER. To date, we have generated only limited revenues from the sale of our products and have been unable to profitably market our products. We incurred net losses of $2,057,573 and $2,424,630 in 1998 and 1999, respectively, and $4,088,825 for the nine months ended September 30, 2000. We expect to experience operating losses and negative cash flow for the foreseeable future. We anticipate that our existing current working capital and future product sales will be sufficient to allow us to meet operational obligations through February 2001. However, we do not have sufficient cash to sustain continuing operating losses after February 2001 without additional financing. Even if we are able to obtain additional financing to allow us to continue operations, we will still need to generate significant revenues to fund anticipated manufacturing and marketing costs and to achieve and maintain profitability. We cannot assure you that we will ever generate sufficient revenues to achieve profitability, which will have a negative impact on the price of our common stock and the Redeemable Warrants. If we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability in the future.

TO DATE, WE HAVE BEEN UNABLE TO FUND OUR OPERATIONS WITH CASH GENERATED FROM SALES OF OUR PRODUCTS. IF WE DO NOT GENERATE SUFFICIENT CASH TO FUND OUR OPERATIONS, WE WILL NEED ADDITIONAL FINANCING, WHICH MAY NOT BE AVAILABLE TO US ON FAVORABLE TERMS OR AT ALL. To date, we have funded our operations primarily from the sale of equity securities and short term borrowings as we have not generated sufficient cash from our operations. We expect that our existing current working capital and future product sales will be sufficient to allow us to meet operational obligations through February 2001. Accordingly, it is imperative that we complete a significant financing before the end of February 2001. Although we have had discussions with potential investors, we cannot assure you that we will be able to obtain additional financing on favorable terms, if at all Our capital requirements depend on numerous factors, most notably the market acceptance of the Lasette. We will need additional cash to fund the costs associated with manufacturing, marketing and selling our products. We may also need cash to file, prosecute, defend and enforce patent claims and other intellectual property rights, purchase capital equipment, develop new products and maintain or obtain necessary regulatory approvals. Borrowing money may involve pledging some or all of our assets. Raising additional funds by issuing common stock or other types of equity securities would further dilute our existing shareholders and the purchasers of the securities offered under this prospectus. If new equity securities are issued, those securities may have rights, preferences or privileges senior to those of existing holders of common stock. If we cannot obtain additional financing as needed, we may not be able to continue our operations, grow our market share, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. This would have a material adverse effect on our business, financial condition, results of operation and our ability to continue as a going concern.

THE PERSONAL LASETTE WAS ONLY INTRODUCED IN DECEMBER 1999 AND IT IS DIFFICULT TO PREDICT WHETHER IT OR OTHER PRODUCTS THAT WE MAY DEVELOP IN THE FUTURE WILL GAIN MARKET ACCEPTANCE OR PROFITABILITY. Demand and market acceptance for newly developed products are subject to a high level of uncertainty and risk. The risks associated with the introduction of innovative technologies, like our medical laser products, include the following, among others:

     o the difficulty in predicting the medical laser product's future growth rate;

     o the possibility that the cost of the product may not be covered by private insurance or Medicare;

     o our current and future products may have features which render them uneconomical, either to manufacture or to market;

     o the demand for our products may fail to develop or develop slower than expected or our products may not achieve or sustain market acceptance;

     o the prices at which our products are accepted by purchasers may be too low, which may prevent us from operating profitably;

     o third parties may manufacture and market a product superior in performance and price; and

     o the possibility that any proposed product, or enhancement to existing products, may fail to receive necessary regulatory clearances.

We cannot assure you that we will be successful in addressing these risks, and our failure to do so could have a negative impact on our business, operating results and financial condition.

WE HAVE LIMITED EXPERIENCE IN MARKETING, DISTRIBUTING AND SELLING LASER-BASED MEDICAL AND RESEARCH PRODUCTS. We have limited experience marketing, distributing and selling our products. To successfully market, distribute and sell our current or future products, we must build a more extensive marketing sales force and distribution network. Alternatively, we can enter into arrangements with third parties to market, distribute and sell our products. We cannot assure you that we will be able to successfully develop such a network or that we will enter into acceptable agreements with third parties to provide our products. If we maintain our own marketing, distribution and sales capabilities, we will compete against other companies with experienced and well-funded marketing, distribution and sales operations. Alternatively, if we enter into a marketing arrangement with a third party, we will likely have to pay a sales commission or discount the retail price of our products. Further, our revenues would depend on the efforts of third parties. If we are unable to develop a plan to market, distribute and sell our products, we may be unable to successfully bring them to market. We cannot assure you that we will be able to recruit and retain marketing personnel with the required skills or that we will be able to enter into the strategic relationships needed to effectively market and distribute our products.

OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL. To successfully operate and grow our business, we must retain key scientific, technical, managerial, marketing and financial personnel as well as attract and retain additional highly qualified personnel for these areas. We face intense competition for qualified personnel in these areas, and we cannot assure you that we will be able to attract and retain qualified personnel. If we lose our key personnel or are unable to hire and retain additional qualified personnel in the future, our business, financial condition and operating results could be adversely affected.

We have employment agreements with Ronald K. Lohrding, Ph.D., our President, Chief Executive Officer and Chairman of the Board of Directors, Mr. H. Travis Lee, our Vice President of Marketing and Sales and Paul Johnson, our Chief Financial Officer and Secretary. Our key employees, including those with employment agreements, may voluntarily terminate their employment with us at any time. We do not have key person life insurance covering our management personnel or other key employees, other than a $500,000 term policy on the life of Dr. Lohrding.

WE DO NOT HAVE A BROAD RANGE OF PRODUCTS TO SELL. Since selling the IVF Workstation and associated technology to Hamilton Thorne Research in May 2000, our exclusive product lines consist of the Lasette and the Cell Robotics Workstation. Our primary focus is distributing and selling the Lasette, a laser skin perforator that replaces the steel lancets or needles diabetics primarily use. There is an inherent risk in not having a broad base of products in development, because we will not have alternate sources of revenue if we are not successful with our current lines. We cannot assure you that we will be able to profitably sell this narrow line of products. The failure of the Lasette would have a material adverse affect on the future of our business.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, INCLUDING OUR PATENTS, WHICH COULD ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT. Our success will depend, in part, upon our ability to develop superior products that we can market at competitive prices. Our ability to do this will depend, in part, on our ability to protect and defend our intellectual property rights and the competitive advantages those rights offer. We rely primarily on patent, trade secret, copyright and trademark laws, confidentiality procedures and other intellectual property protection methods to protect our proprietary technology. Despite the precautions we have taken, unauthorized parties may attempt to



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

engineer, reverse engineer, copy or obtain and use our products and other proprietary information. Misappropriations of our intellectual property could adversely affect our business, results of operations and financial condition.

As of the date of this prospectus, we have been issued two patents and have applied for additional patent protection for our laser-based medical devices. We cannot assure you that any additional patents will be issued. Our scientific research instruments have only limited patent protection. We are aware of several patents held by third parties that relate to certain aspects of our products. Others may use these patents to challenge our current or future patents, limit the scope of our patents or limit our ability to obtain additional or broader patent rights. A successful challenge to our existing or future patents would materially adversely affect our competitive position.

Any proceeding in the United States or abroad involving our intellectual property can be expensive and can divert the attention of our technical and management personnel. We may be required to litigate to enforce our patents, protect trade secrets or know-how and defend against infringement charges. An adverse ruling in such proceedings could subject us to significant liability or require us to seek licenses from third parties. Patent and intellectual property disputes in the medical and research device areas have often been settled through licensing or similar arrangements. The costs associated with these arrangements could be substantial and include ongoing royalties. Furthermore, we cannot assure you that necessary licenses would be available to us on satisfactory terms, if at all. An adverse ruling or judgment or a failure to obtain necessary licenses could prevent us from manufacturing and selling our products, which could materially adversely affect us.

OUR INDUSTRY IS HEAVILY REGULATED, AND STRINGENT ONGOING REGULATION AND INSPECTION OF OUR PRODUCTS COULD LEAD TO DELAYS IN THEIR MANUFACTURE, MARKETING AND SALE. United States government agencies and comparable agencies in countries outside the United States regulate the testing, manufacture, labeling, distribution, marketing and advertising of the Lasette and our ongoing research and development activities. While the Lasette has received all necessary FDA clearances and has received the European Community's CE Mark, its manufacture and marketing will be subject to ongoing regulation. We are subject to inspection and market surveillance by the FDA and the European Community for compliance with good manufacturing practices and other requirements, which include testing, design, quality control and documentation procedures. The FDA conducts periodic audits of the Lasette, and has notified us that it intends to conduct an audit in the first quarter of 2001. In order to manufacture and sell the Lasette under the CE Mark, we must also pass annual International Standards Organization, or ISO, maintenance audits, as well as comprehensive ISO audits every three years. While we have historically been in compliance with all FDA and ISO requirements, there can be no assurance that we will continue to do so in the future. Our failure to meet FDA or ISO requirements or the loss of the CE Mark could bar us from further marketing the Lasette in the United States and in other markets, which would have a material adverse affect on our business.

Besides the FDA and the European Community, the Occupational Safety and Health Act, or OSHA, regulates our manufacturing activities. If we fail to comply with OSHA regulations, the government may impose regulatory or judicial enforcement actions, including, but not limited to, product recall or seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products and withdrawal of existing approvals. We have historically been in compliance with all OSHA requirements; however, there can be no assurance that we will continue to do so in the future.

WE MAY BE REQUIRED TO OBTAIN ADDITIONAL REGULATORY CLEARANCES FOR ANY NEW PRODUCTS OR IMPROVEMENTS TO EXISTING PRODUCTS AND WE MUST OBTAIN REGULATORY APPROVALS IN SOME FOREIGN JURISDICTIONS TO MARKET OUR PRODUCTS ABROAD. We have received all necessary FDA clearances to commercially market the Lasette in the United States. Further, CE Mark certification of the Lasette will also allow us to commercially market the Lasette for home and clinical use in countries comprising the European Union, and several other countries, such as Brazil and Australia. However, comparable government agencies in a number of other foreign countries require lengthy and detailed clinical testing and other compliance procedures before they permit the introduction of enhancements to the Lasette and new medical laser products in the marketplace. The cost of complying with these regulations is significant and time consuming. These applications may require the completion of preclinical and clinical studies and disclosure of information relating to manufacturing and controls.

Based upon new data or design review, we may modify our products to enhance their functionality and performance. Any improvements may require further regulatory review, which would delay testing, approval and




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

commercialization of our products. Any improvements to the Lasette may not ultimately receive FDA or CE Mark clearance, which would have a material adverse affect on our business.

Any new products we may develop in the future may require regulatory approval. However, the time required for completing testing and obtaining additional approvals is uncertain, and FDA and CE Mark clearance may never be obtained for new products or applications. The FDA or the European Community may reject our new products and future applications. Furthermore, we may encounter delays or rejections based upon changes in FDA or European Community policy during the period of product development. We may also encounter delays with similar agencies in other markets. Even if the FDA, the European Community or comparable agencies grant clearance for our future products, it may limit the indicated uses for which our products may be marketed.

WE MAY BE ADVERSELY AFFECTED BY REFORMS IN THE HEALTH CARE INDUSTRY OR BY LIMITATIONS IMPOSED ON THIRD PARTY REIMBURSEMENT OF HEALTH CARE COSTS. The United States government and third parties continue efforts to contain or reduce the costs of health care, which may adversely affect our future success. We cannot predict the effect health care reforms may have on us, and we cannot assure you that any reforms will not have a material adverse affect on our business. In both the United States and elsewhere, the use of elective medical procedures by many consumers depends on such consumer's ability to be reimbursed by third-party payers, such as government and private insurance plans. Third-party payers are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement. Some health insurance companies have covered the consumer's costs of the Lasette if a physician provides documentation indicating a medical necessity. However, currently the cost of the Lasette does not qualify as a reimbursable expense under all health insurance programs. Further, although we are pursuing obtaining Medicare coverage for the Lasette, this is a lengthy approval process of which we are only in the early stages. There can be no assurance that Medicare coverage will be obtained. Our failure to obtain Medicare or third-party coverage of the Lasette will limit our ability to successfully target the Lasette for home use to those persons that cannot purchase the Lasette without such assistance, which could adversely affect the growth of our business.

THE COMPETITIVE ADVANTAGE OF OUR LASER PRODUCTS IS DEPENDENT, IN PART, UPON OUR RELATIONSHIP WITH THE SOLE SUPPLIER OF CRYSTALS USED IN OUR ERBIUM:YAG LASERS. The Erbium:YAG laser rod we use in the Lasette is made from crystals that are produced and processed from a single supplier in Russia. Although we believe alternative crystal suppliers will be available, prices quoted by these alternative crystal suppliers are significantly higher than the prices we currently pay. Therefore, we realize a significant cost savings by having our crystals manufactured by this Russian supplier. Our business could be materially adversely effected if we had to use these alternative suppliers.

To date, we have experienced no material interruptions in the supply of our laser components. However, if our source of supply were restricted due to events flowing from Russia's political or economic instability, or due to the supplier's non-performance of its obligations under our agreement, it is likely that alternative sources of supply would be more expensive. If any of these or other events beyond our control occur, we could lose our strategically important source of supply for laser crystals. This would increase our manufacturing costs and impair our competitive advantage.

Also see the risks entitled "We do business internationally, which subjects us to various risks" and "We depend on various manufacturers for our product components. If any of these manufacturers fail to provide the components, it could adversely affect our business."

WE DEPEND ON VARIOUS MANUFACTURERS FOR OUR PRODUCT COMPONENTS. IF ANY OF THESE MANUFACTURERS FAIL TO PROVIDE THE COMPONENTS, IT COULD ADVERSELY AFFECT OUR BUSINESS. We rely on third parties to produce and manufacture certain components for our products. We do not have written agreements with these third party suppliers and they are not obligated to supply these components to us on an on-going basis. Consequently, these third parties may not commit resources to us as we need them. Any interruption in the supply of a sole-sourced component could have a material adverse affect on our ability to manufacture products until a new source of supply was found. We cannot assure you that we would be successful in finding alternative sources of supply on a timely basis, if ever. This failure could have a material adverse affect on our business, financial condition and results of operations.

THE COMPETITION IN THE LASER BIOMEDICAL PRODUCTS INDUSTRY IS INTENSE AND OUR BUSINESS MAY BE ADVERSELY AFFECTED BY NEW TECHNOLOGIES. Our industry is characterized by extensive research efforts, rapid technological progress, evolving industry standards, frequent new product and service introductions and enhancements and intense competition. The principal factor affecting our competitive position is the suitability of our instruments for, and performance in, a particular application.

Our competition includes pharmaceutical and medical diagnostic equipment companies, academic institutions and others. Many of these companies and institutions are engaged in developing products that will be used for the same purposes as our products. In many cases, our competitors have substantially greater resources, research and development staffs and facilities than we do, as well as greater experience in developing and marketing products. Our competitors may succeed in developing products that are more effective or less costly than our products. If these new products are developed and become widely available and accepted, then we may be forced to reduce the price of our products. As a result, we may not be able to sell our products at a price that will allow us to realize a return on our investment. Further, these new technologies may render some or all of our products non-competitive, obsolete and/or unmarketable, which would have a material adverse affect on our business. For example, our competitors are developing glucose-testing products based on partially invasive or non-invasive technologies that could be an alternative to the Lasette. These non-invasive technologies include needle implants, watches with skin patches and non-invasive laser products that are designed to read glucose levels through the skin. If these products or other new products are approved for sale and become commercially available in the United States or Europe in the future, they could have a material adverse affect on sales of the Lasette and on our business and financial condition.

OUR PRODUCTS MAY NOT GAIN MARKET ACCEPTANCE AND MAY NOT ACHIEVE A COMPETITIVE POSITION IN THE MARKETPLACE. We cannot assure you that the marketplace will accept our products or that customers will be willing to pay more for our products than for existing products. For example, the Lasette will compete directly with stainless steel lancets, which cost pennies apiece, as well as with non-invasive procedures and products that are currently being developed by other companies. Market acceptance will depend, in large part, upon our ability to educate potential customers, including third-party distributors, about our products' distinctive benefits. We cannot assure you that we will be successful in these educational efforts or that our products will gain market acceptance or be competitive.

OUR SUCCESS DEPENDS IN PART ON ENHANCING OUR CURRENT PRODUCTS AND DEVELOPING NEW PRODUCTS; HOWEVER, WE ARE NOT CERTAIN THAT THOSE PRODUCTS WILL BE CLEARED FOR SALE OR ACCEPTED IN THE MARKET. In order to be successful, we will need to continue to enhance our existing products and develop new products. Enhanced and new products may require a significant investment, including preclinical and clinical testing, before we can sell them in the marketplace.

From time to time, we have experienced delays or setbacks in the development of our products. We cannot assure you that we will be able to successfully address problems that may arise during the development and commercialization process. In addition, we cannot assure you that any of our products or their enhancements can or will:

     o    be successfully developed;

     o    prove to be safe and effective in clinical trials;

     o    meet applicable regulatory standards;

     o be capable of being manufactured in commercial quantities at a reasonable cost;

     o    be marketed successfully; or

     o    achieve market acceptance.

Any unsuccessful development programs, our failure to obtain regulatory approvals and/or a commercial failure of any of our products could materially adversely affect our business, financial condition and results of operations.

WE DO BUSINESS INTERNATIONALLY, WHICH SUBJECTS US TO VARIOUS RISKS. We sell our products internationally and purchase some of the components used in their manufacture from an international supplier. In particular, we purchase the Erbium:YAG laser we use in the Lasette from a single supplier in Russia. The risks associated with these international activities include, but are not limited to, the following:

     o    regulation of fund transfers by foreign governments and the United
          States;

     o    foreign export and import duties and tariffs;

     o    political and economic instability;

     o    compliance by our foreign suppliers with export laws and licenses;
          and

     o    fluctuating exchange rates.

We cannot assure you that any of the foregoing will not have a material adverse affect on our business.

WE MAY NOT MANAGE OUR GROWTH PROPERLY. The medical device industry is characterized by extensive research efforts, rapid technological progress, evolving industry standards and frequent new product and service introductions. Our success depends on our ability to timely deliver state-of-the-art products and provide meaningful customer support for a highly technical product. For this reason, our long-term growth strategy is to develop our product lines, particularly the Lasette, strengthen our market position through continued research and development efforts and make appropriate acquisitions. This strategy will require the continued improvement and expansion of our management, operational and financial systems and controls. Any measurable growth in our business will demand more from our customer support, sales, marketing, administrative and technical resources. It will also place significant strain on our management and financial resources. We cannot assure you that we will be able to successfully address these additional demands. Additionally, we cannot assure you that our operating and financial control systems will be adequate to support our future operations and anticipated growth. Failure to manage our growth properly could have a material adverse effect on our business, financial condition and results of operations.

OUR LICENSE WITH LUCENT TECHNOLOGIES IS COSTLY, AND THERE CAN BE NO ASSURANCE THAT THE LASERTWEEZERS PRODUCT WILL GAIN WIDE MARKET ACCEPTANCE. Our Cell Robotics Workstation is based on our LaserTweezers, LaserScissors, CellSelector and SmartStage technologies. The LaserTweezers application of our Cell Robotics Workstation is based upon a non-exclusive patent license from AT&T, which was transferred by AT&T to Lucent Technologies, Inc. Our license will expire at the end of the term of the licensed patent. We were in default under this license agreement, and renegotiated its terms in 1998. Under the renegotiated agreement, we paid Lucent $100,000 in lieu of all sums due and owing for prior years. Additionally, we agreed to increase the royalty from five to seven percent of the value of each product sold utilizing the patent. Finally, the minimum annual royalties under the license have been reduced to $35,000 per year for the term of the license. Even with these changes to the license, we may not be able to increase sales of the Cell Robotics Workstation that include the LaserTweezers application to a level that renders use of that application in our product economically attractive.

Furthermore, at least two European companies have developed and are marketing products that we believe violate Lucent's patent. These products compete with the Cell Robotics Workstation. To date, Lucent has elected not to pursue patent infringement claims against these companies and their distributors. Under the terms of the license, we cannot compel Lucent to initiate these proceedings.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS WHETHER OR NOT THEY ARE CONCLUDED IN OUR FAVOR. The design, development, manufacture and use of our products can involve product liability claims and associated adverse publicity. Producers of medical products such as ours may face substantial liability for damages if their products fail or consumers allege that their products caused harm. We currently maintain $2,000,000 of product liability insurance, but this insurance is expensive and difficult to obtain. We cannot assure you that we will not be subject to product liability claims. Additionally, we cannot assure you that our current insurance would cover any claims, or that adequate insurance will continue to be available on acceptable terms in the future. If damages for successful product liability claims exceed our insurance coverage limits, or if any claim or product recall creates significant adverse publicity, then our business, financial condition and results of operations could be materially and adversely affected.

WE COULD BE ADVERSELY AFFECTED IF THE GOVERNMENT REDUCES ITS SUPPORT OF SCIENTIFIC RESEARCH AND DEVELOPMENT. The principal markets for our Cell Robotics Workstation are colleges, universities and other institutions engaged in scientific research. Most, if not all, of these potential customers rely upon federal and state funding in order to support their research activities. The ability of these institutions to purchase our products is dependent upon receiving adequate funding from the public sector. A reduction or withdrawal of government support of scientific pursuits could result in a lower demand for our products, which could adversely affect our ability to become profitable.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

WE MAY CONTINUE TO SELL STOCK OR OTHER SECURITIES TO RAISE MONEY. IF WE DO SO, THESE SALES COULD SUBSTANTIALLY DILUTE OUR SECURITYHOLDERS' INVESTMENT. We have the authority to issue up to 50,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without shareholder approval. Further, we may authorize the issuance, without shareholder approval, of our preferred stock with rights preferential to the rights of investors in this offering. We will be required to raise additional funds before the end of February 2001, which may be through the issuance of these equity securities. We may issue these additional equity securities without shareholder approval. The issuance of additional equity securities could substantially dilute the holdings of our existing shareholders and the investors in this offering.

TRADING IN OUR SECURITIES IS LIMITED AND SPORADIC, THEREFORE YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT WITHOUT CONSIDERABLE DELAY, OR AT ALL. ADDITIONALLY, OUR SECURITIES MAY BE REGULATED BY THE SECURITIES ENFORCEMENT AND PENNY STOCK REFORM ACT OF 1990. While there currently exists a limited and sporadic public trading market for our common stock and the Redeemable Warrants, the price paid for these securities and the amount of securities traded are volatile. We cannot assure you that these markets will improve in the future. As a result, you may not be able to liquidate your investment without considerable delay, if at all.

Because our common stock is not listed or quoted on any exchange or on NASDAQ, and no other exemptions currently apply, the Securities and Exchange Commission, or SEC, "penny stock" rules govern the trading in our common stock. These rules require any broker engaging in a transaction in our securities to provide its customers with certain disclosures and information both before and after effecting the transaction. Brokers are generally less willing to effect transactions in our securities because of these rules. This may make it more difficult for investors to dispose of our common stock. In addition, the broker prepares the information provided to its customer. Because we do not prepare the information, we cannot assure you that such information is accurate, complete or current.

WE HAVE NOT PAID DIVIDENDS TO OUR SHAREHOLDERS IN THE PAST, AND WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE NEAR FUTURE. We have not declared or paid cash dividends on our common stock. We intend to retain all future earnings, if any, to fund the operation of our business, and therefore we do not anticipate paying dividends on our common stock in the future.

PROVISIONS OF OUR CHARTER DOCUMENTS AND CERTAIN AGREEMENTS WITH OUR OFFICERS MAY HAVE ANTI-TAKEOVER EFFECTS THAT COULD DISCOURAGE OR PREVENT A CHANGE OF CONTROL, WHICH MAY SUPPRESS OUR STOCK PRICE OR CAUSE IT TO DECLINE. Our articles of incorporation authorize the issuance of up to 2,500,000 shares of preferred stock. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock, as well as issue preferred stock without shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends would be declared to common shareholders, and the right to the redemption of preferred shares, together with a premium, prior to the redemption of common stock. Common shareholders have no redemption rights. In addition, we have agreements with some of our officers that have change of control provisions. The ability to issue preferred stock without shareholder approval and our arrangements with officers may discourage, delay or prevent someone from acquiring or merging with us.

WE MAY REDEEM THE REDEEMABLE WARRANTS AT TIMES WHICH MAY BE DISADVANTAGEOUS TO THE HOLDERS. We may redeem the Redeemable Warrants at a price of $0.25 per Redeemable Warrant upon 30 days notice, mailed after the



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closing bid price of our common stock has equaled or exceeded $4.80 for a period of ten consecutive trading days. Holders of the Redeemable Warrants have exercise rights until the close of the business day preceding the date fixed for redemption. Redemption of the Redeemable Warrants could force the holders to exercise their Redeemable Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Redeemable Warrants at the then-current market price when they might otherwise wish to hold the Redeemable Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Redeemable Warrants at the time of redemption. The Redeemable Warrants may not be redeemed or exercised unless a registration statement covering the underlying shares of common stock has been filed and is current and such shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of the holder's state of residence. See "Description of Securities to be Registered."

HOLDERS OF REDEEMABLE WARRANTS MAY EXERCISE THE REDEEMABLE WARRANTS TO ACQUIRE SHARES OF OUR COMMON STOCK ONLY IF THERE IS A CURRENT REGISTRATION STATEMENT AND PROSPECTUS COVERING THOSE SHARES OF COMMON STOCK. Holders of the Redeemable Warrants may exercise their Redeemable Warrants to acquire shares of our common stock only if there is a current and effective registration statement and prospectus covering the shares of common stock issuable upon such exercise, and only if the shares are qualified for sale under the securities laws of the applicable state or states. While we have undertaken and plan to do so, there can be no assurance that a current registration statement and prospectus will be in effect when any of the holders attempt to exercise their Redeemable Warrants. Although we will seek to qualify the shares of common stock underlying the Redeemable Warrants for sale in those states in which the securities are to be offered, we cannot assure you that we will be successful in achieving qualification in the necessary states. The Redeemable Warrants may be deprived of any value if a prospectus covering the shares issuable upon their exercise is not kept effective and current, or if such underlying shares are not, or cannot be, registered in the applicable states. See "Description of Securities to be Registered."

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, forward-looking statements can be identified by terminology, for instance the terms "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other comparable terminology. In addition, these forward-looking statements include, but are not limited to, statements regarding the following:

     o    anticipated operating results and sources of future revenue;

     o    growth;

     o    adequacy of our financial resources;

     o    development of new products and markets;

     o obtaining and maintaining regulatory approval and changes in regulations;

     o    competitive pressures;

     o    commercial acceptance of new products;

     o    changing economic conditions;

     o    expectations regarding competition from other companies; and

     o    our ability to manufacture and distribute our products.

Potential investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including, without limitation, those identified under "Risk Factors" and elsewhere in this prospectus. Actual results will differ and could differ materially from these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the matters referred to in the forward-looking statements contained in this prospectus will in fact occur. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered by the selling securityholders, or the resale of our Redeemable Warrants. We will, however, receive proceeds if any of the following occurs:

     o If the Representative Warrants are exercised in full, then we will receive gross proceeds of $396,000. Additionally, if the Redeemable Warrants underlying the Representative Warrants are exercised, then we will receive gross proceeds of $192,000;

     o If all of the shares we are offering are purchased pursuant to the exercise of the Redeemable Warrants sold in the February 1998 public offering in full, then we will receive additional gross proceeds of $2,208,000; and

     o If all of the selling securityholders exercise their Redeemable Warrants in full, then we will receive additional gross proceeds of $522,182.

If we were to receive proceeds from any of the foregoing, we anticipate that the proceeds will be used as working capital in our day-to-day operations. While we regularly evaluate possibilities for the acquisition of other businesses, technologies and products, we do not have any arrangements, agreements or understandings with respect to any such acquisitions. At this time, we do not anticipate the proceeds we receive from the exercise of the Representative Warrants or the Redeemable Warrants will be used to repay debt.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS -- THREE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1999

Sales for the three-month period ended September 30, 2000 increased $18,186 or 7% to $282,662 from $264,476 in the three-month period ended September 30, 1999. The increase in sales resulted from our scientific research instruments products. The sales of scientific instrumentation products increased $85,561 during the quarter ended September 30, 2000 to $207,303 from $121,742 when compared to the same quarter of the prior year. Sales of our laser-based medical products decreased $18,672 from $84,002 during the quarter ended September 30, 1999 to $65,330 for the quarter ended September 30, 2000. The decrease is due to the sale of our the IVF Workstation and associated technology in May 2000. All sales of laser-based medical products in the third quarter of 1999 were attributable to this technology.

Sales of our laser-based medical products for the diabetic market increased $45,958 in the quarter ended September 30, 2000 when compared with no sales in the same period in the prior year. This increase resulted from our strategic decision made in the first quarter of 2000 to focus our efforts in developing and marketing these types of products. The sale of the IVF Workstation and associated technology noted above also was made because of our decision to pursue the development and sale of the Lasette.

Our gross margin decreased from 11% for the quarter ended September 30, 1999 to a negative gross margin of 166% for the quarter ended September 30, 2000. The decrease is primarily due to an accrual of $400,000 that we estimate we will make to Big Sky Laser Technologies in connection with the settlement of our lawsuit with that company. Additionally, we have accrued approximately $64,000 in cost of sales to pay the cost associated with a design improvement in one of the main components of the laser-based medical products. As a result of the modification, certain parts in stock had to be reworked. The cost of this rework was charged to cost of sales in the quarter ended September 30, 2000. Additionally, the negative gross margin is due to a lack of efficiencies in the production of our laser-based medical products marketed to the general public. We expect our margins to increase as sales increase and our manufacturing process becomes more efficient; however, there are several risk factors that need to be considered, such as our ability to effectively market the products and significantly increase sales and our ability to achieve economies of scale and efficiently manufacture the products. We are working to achieve sales and manufacturing efficiencies, but no assurances can be given that we will succeed in these areas.

Operating expenses increased $423,017 from $483,451 for the quarter ended September 30, 1999 to $906,468 for the quarter ended September 30, 2000. The increase is primarily due to a significant increase in marketing and selling expenses as we launched an aggressive campaign to sell the Lasette.

Interest income increased in the quarter ended September 30, 2000 over the amount in the quarter ended September 30, 1999 due to additional cash investments primarily as a result of the $2 million private placement that was completed in May 2000 and proceeds from the issuance of the $1.2 million convertible note in March 2000. Interest expense increased because of a required conversion charge to interest expense associated with the conversion of the $1.2 million convertible note in August 2000 into 500,000 shares of our common stock. In accordance with accounting rules, we were required to include a non-cash charge to interest expense when the $1.2 million note was converted into our common stock.

RESULTS OF OPERATIONS -- NINE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1999

Sales for the nine-month period ended September 30, 2000 decreased $614,879 or 45% to $766,378 from $1,381,257 in the comparable period of 1999. The decrease is due to our change in emphasis from our scientific instrumentation products and our laser-based medical products marketed to the professional medical community to our laser-based medical products marketed to the general public for home use. Sales of scientific instrumentation products and laser-based medical products marketed to the professional medical community decreased $253,214 and $380,725, respectively, in the nine-month period ended September 30, 2000 when compared with the nine-month period ended September 30, 1999. The sales decline in scientific instrumentation products is primarily due to fewer resources being allocated to achieve sales of those products. Our distributor of the laser-based medical products marketed to the professional medical community only purchased $10,182 of these products from us during the nine-month period ended September 30, 2000, as compared with $263,396 in the same period of the prior year. Also, as noted above, in May 2000 we sold our IVF Workstation and associated technology. This resulted in a decline of revenues in the nine-month period ended September 30, 2000 of approximately $112,000 when compared with the same period of the prior year.

Sales of laser-based medical products marketed to the general public increased $205,124 or 100% in the nine-month period ended September 30, 2000 when compared with no sales in the same period in the prior year. As previously mentioned, we have made a strategic decision to focus our efforts to develop and market these types of products.

Our gross margin decreased from 26% for the period ended September 30, 1999 to a negative gross margin of 67% for the nine-month period ended September 30, 2000. The reason for the decrease is explained above.

Operating expenses increased $717,167 from $1,660,104 for the period ended September 30, 1999 to $2,377,271 for the period ended September 30, 2000. The increase is primarily due to legal fees incurred in the second quarter for the filing of registration statements with the SEC and, as noted above, to a significant increase in marketing and selling expenses as we launched an aggressive campaign to sell our laser-based medical products. The cost of legal fees incurred was paid by issuing shares of our common stock rather than by expending working capital resources.

Interest income increased in the period ended September 30, 2000 over the amount in the period ended September 30, 1999 due to additional cash investments primarily as a result of the $2 million private placement that was completed in May 2000 and proceeds from the issuance of the $1.2 million note in March 2000. Interest expense increased because of a required conversion charge to interest expense associated with the conversion of the $1.2 million note in August 2000 into 500,000 shares of our common stock. In accordance with accounting rules, we were required to include a non-cash charge to interest expense when the $1.2 million note was converted into our common stock.

RESULTS OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

During the year ended December 31, 1999, our operating activities included continuing efforts to complete the development of our laser-based medical devices and marketing of the Lasette. Product sales for the period were generated from sales of our scientific research instruments and our clinical laser-based medical devices.

     o Total revenues from product sales and grant revenue decreased .8% from $1,429,001 during the 1998 period to $1,417,317 during 1999.

     o Research and development grant revenue decreased 31.7% from $179,298 during 1998 to $122,381 during 1999.

     o The gross profit realized by our product sales generated during fiscal 1999 was $230,806, or 17.8%, compared to a gross profit of $401,463, or 32.1%, realized during fiscal 1998. This decrease was primarily attributed to a reduction in retail selling prices due to competitive pricing pressures as well as increased warranty expenses associated with newly released products.

Operating expenses incurred during fiscal 1999 were $2,165,551, a decrease of $103,712, or 4.6%, compared to fiscal 1998 operating expenses of $2,269,263. This decrease was principally attributable to a reduction in research and development expenses.

     o Research and development expenses decreased by $297,680, or 35.1%, in 1999 due primarily to a reduction in professional design and engineering consulting fees required by our laser-based medical devices.

     o Marketing and sales related expenses incurred during fiscal 1999 were $625,777, an increase of $16,489, or 2.7%, when compared to fiscal 1998 marketing and sales related expenses of $609,288. Expenses related to the marketing introduction of our new Personal Lasette product were primarily responsible for this increase.

     o General and administrative expenses associated with the conduct of our business increased from $810,809 during the year ended December 31, 1998 to $988,288 for the year ended December 31, 1999, an increase of $177,479 or 21.9%. This increase is primarily attributed to our effort to maintain ISO 9001 certification, increased product liability premiums, increased SEC compliance costs and increased investor relations' activities.

During the fiscal period ended December 31, 1999, other income and expenses decreased from an $84,454 net contribution to income for the year ended December 31, 1998 to a $25,395 net contribution to income. This decrease was due almost exclusively to the reduction of interest earned on declining cash balances.

As a result of the foregoing, our net loss applicable to common shareholders for the year ended December 31, 1999 increased by $367,057, or 17.8%, when compared to the year ended December 31, 1998. Our net loss applicable to common shareholders was $2,057,573 for the year ended December 31, 1998, and $2,424,630 for the comparable period ended December 31, 1999. We had a net loss of $0.31 per share on 7,734,762 weighted average shares outstanding for the year ended December 31, 1999 compared to a net loss of $0.39 per share on 5,278,347 weighted average shares outstanding for the comparable period ended December 31, 1998.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception, we have relied principally upon the proceeds of both debt and equity financing to provide working capital for our product development and marketing activities and, to a lesser extent, the proceeds of Small Business Innovative Research grants. We have not been able to generate sufficient cash from operations and, as a consequence, we must seek additional financing to fund ongoing operations.

     o In August 1997, we completed a private sale of 200,000 shares of our common stock for gross proceeds of $650,000. We agreed to exchange the 200,000 shares of common stock for 78,788 of the units offered in the secondary offering completed in February 1998 referred to below.

     o In December 1997, we obtained a short-term loan from Paulson Investment Company in the principal amount of $500,000. This loan was repaid, without interest, with a portion of the proceeds of our February 1998 offering.

     o In February 1998, we sold 460,000 units, each unit consisting of one share of Series A Convertible Preferred Stock, convertible into four shares of our common stock, and two Redeemable Warrants, in a registered offering to the public. Each unit was sold at a price to the public of $8.25. The units were traded over-the-counter and quoted on the OTC Bulletin Board under the symbol "CRIIU" for a period of 30 days through March 4, 1998. In March 1998, the units automatically separated and, as a result, the Preferred Stock and Redeemable Warrants traded separately over-the-counter, and were quoted on the OTC Global Change Bulletin Board under the symbols "CRII.P" and "CRII.W," respectively. In January 1999, the Preferred Stock automatically converted into shares of our common stock.

     o In July 1999, we sold 9.5 units to four investors in a private placement of our securities. Each unit consisted of 35,000 shares of our common stock and 7,500 Redeemable Warrants. We also granted 15,000 Redeemable Warrants to two placement agents. Gross proceeds received from this private placement totaled $475,000. We also granted an additional 15,000 Redeemable Warrants for legal services rendered that were unrelated to this private placement.

Cash used in operations for the years ended December 31, 1999 and 1998 was $1,584,722 and $1,935,800, respectively. The primary reasons for the decrease in cash used in operations during the year ended December 31, 1999, as compared to the prior period, are the decreases in product development expenses during that period, and an increased level of accounts payable and accrued liabilities.

Cash provided by financing activities for the years ended December 31, 1999 and 1998 was $887,551 and $2,852,504, respectively. These figures reflect the equity financings discussed above and our receipt in December 1999 of a note in the principal amount of $250,000 payable to a company in which a member of our board of directors is a majority shareholder.

Our liquidity and capital resources continued to decrease during the year ended December 31, 1999, due primarily to the company's ongoing operating losses. Our current ratio at December 31, 1999 was 1.6 to 1, compared to a current ratio of
4.3 to 1 on December 31, 1998. This decrease in liquidity is primarily due to the use of proceeds for continued operating activities that we raised from the secondary offering completed in February 1998 and the July 1999 private placement. Total assets decreased from $2,583,052 at December 31, 1998 to $2,013,666 at December 31, 1999, a decrease of $569,386 or 22%.

     o The decrease in our current assets of $772,497, or 34%, was the result of a decrease in cash and cash equivalents, which declined from $1,375,575 at December 31, 1998 to $358,379 at December 31,
          1999, a decrease of $1,017,196, or 73.9%. Our use of cash for continued operating activities and the purchase of product component inventory led to this decrease.

     o An increase in bad debt allowance and a more timely accounts receivable collection process led to a decrease in accounts receivable of $40,295, from $246,573 at the end of 1998, to $206,278 at December 31, 1999. Inventory increased by $371,722, or 70.6%, due to manufacturing ramp up of our laser-based medical devices compared to the year ended December 31, 1998.

     o At December 31, 1999, our total current liabilities increased $375,504 from $533,329 at December 31, 1998 to $908,833 at December
          31, 1999. Increases in accounts payable of $356,717, or 108.9%, and royalties payable of $34,009, or 101.5%, were directly related to the purchase of manufacturing inventory and increased delivery of royalty bearing products.

Based upon the above, our working capital decreased from $1,738,339 at December 31, 1998 to $590,338 at December 31, 1999, a decrease of $1,148,001. This decrease was due almost exclusively to our use of cash for continued operations discussed above.

At December 31, 1999, we had a net operating loss carryforward for income tax purposes of approximately $15,800,000, which expires beginning in 2006. Under the Internal Revenue Code of 1986, as amended, the amounts of and the benefits from net operating loss carryforwards are subject to certain limitations in the amount of net operating losses that we may apply to offset future taxable income. The ownership changes in 1995 in connection with the acquisition of Cell Robotics, Inc. will limit the use of this net operating loss carryforward under applicable Internal Revenue Service regulations.

Our working capital increased to $2,139,584 at September 30, 2000 from $590,338 at December 31, 1999. Our current ratio increased to 2.7:1 at September 30, 2000 compared with 1.7:1 at December 31, 1999. Total assets also increased from $2,013,666 at December 31, 1999 to $3,919,928 at September 30, 2000. This
increase in liquidity and total assets is primarily due to the following:

     o    A $2 million private placement that we completed in May 2000.

     o Advances under a $1.2 million secured convertible note issued in March 2000. The note converted into 500,000 shares of our common stock in August 2000.

     o The February 2000 exercise of the warrants issued to an underwriter and its officers in connection with a previous offering of our securities, or the Private Placement Warrants, and underlying class A warrants resulting in $466,756 of proceeds to the company. The Private Placement Warrants were issued to Paulson Investment Company, Inc. and its officers, who served as placement agent in connection with a 1995 private offering. The Private Placement Warrants were exercisable for a period of five years to purchase 11.5 units at a price of $25,000 per unit, each unit consisting of 20,000 shares of our common stock and our class A warrants exercisable for 10,000 shares of our common stock.

Accounts receivable and inventory increased $59,866, or 29%, and $175,391, or 20%, respectively, as of September 30, 2000 when compared with December 31, 1999. This was a result of increased sales during the quarter ended September 30, 2000 when compared with the quarter ended December 31, 1999.

As of September 30, 2000, our total liabilities were $1,275,909 compared to $1,158,833 at December 31, 1999. This increase was primarily due to an accrual of $400,000 for our potential settlement of the dispute with Big Sky Laser Technologies, Inc., that was established during the period ended September 30, 2000.

To date, we have funded our operations primarily from the sale of equity securities and short term borrowings as we have not generated sufficient cash from our operations. We expect cash used in operating activities will increase throughout the remainder of 2000 as a more aggressive sales and marketing campaign is launched and as full-scale production of the Lasette is implemented. We expect that our existing current working capital and future product sales will be sufficient to allow us to meet operational obligations through February 2001. Accordingly, it is imperative that we complete a significant financing before the end of February 2001. Although we have had discussions with potential investors, we cannot assure you that we will be successful in obtaining additional financing on favorable terms, if at all. Our capital requirements depend upon numerous factors, most notably the market acceptance of the Lasette. Borrowing money may involve pledging some or all of our assets. Raising additional funds by issuing common stock or other types of equity securities would further dilute our existing shareholders. If we are unable to obtain additional financing as needed, we may not be able to continue our operations, grow our market share, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. This would have a material adverse effect on our business, financial condition, results of operation and our ability to continue as a going concern.

                                    BUSINESS

OVERVIEW

We manufacture, market and sell sophisticated laser-based medical devices and scientific research instruments. Our key targets include the diabetes care market for the Lasette and the scientific research market for the Cell Robotics Workstation. We were incorporated in Colorado on September 28, 1988, under the name Intelligent Financial Corporation. In February 1995, we acquired all of the issued and outstanding shares of Cell Robotics, Inc., a New Mexico corporation, which had been formed in 1988 to develop the Cell Robotics Workstation. In May 1995, we changed our name from Intelligent Financial Corporation to Cell Robotics International, Inc.

PRODUCTS

LASER-BASED MEDICAL DEVICES -- THE LASETTE

GENERAL. The Lasette is a compact, lightweight, portable crystal laser that utilizes laser light to vaporize a small hole in the finger for capillary blood sampling. At nine ounces, the Lasette is slightly larger than a handheld cellular telephone and it fits into a suit-coat pocket or a purse. The Lasette is a better alternative for capillary blood sampling for many diabetics because, in many patients, it causes less pain and residual soreness than the traditional steel lancet. The Lasette may be a better alternative for children with diabetes, newly diagnosed diabetics and needle-phobic or needle-adverse individuals.

Previously, we marketed two laser-based medical devices, the Personal Lasette and the Professional Lasette. The Personal Lasette was marketed for home use, while the Professional Lasette was targeted for clinical applications. In the third quarter of 2000, we made a strategic decision to discontinue marketing the Professional Lasette to begin focusing on a single Lasette product that can be adapted for either home or clinical use. The primary difference between the Lasette used in these home and clinical environments is that a different disposable lens shield is attached to the product for clinical applications than that attached for home use. We believe that focusing on a single product line will reduce direct costs associated with manufacturing the Lasette and promote brand awareness of the Lasette.

The Lasette for home use allows diabetics to test their glucose levels at home. This application requires a disposable lens shield, which is a cassette of specialized plastic film. The film advances with each use of the device and has the capacity for 120 applications. We designed the disposable cassette to provide a one-month supply of film for diabetic patients who test four times per day.

The Lasette for clinical use is used to draw blood for various tests, including testing glucose levels, in the clinical setting. This application requires a single disposable lens shield that inserts into the device for each use. The patented disposable lens shield is replaced after each use in a clinical setting which prevents the patient's blood from contaminating the Lasette unit and therefore minimizes the risk of cross-contamination. The disposable shield also uses a specialized plastic film to prevent any vapors from condensing on the laser lens.

We have encountered some design and quality problems with the Lasette since we introduced it on a limited basis in December 1999. For instance, we had to modify the design to limit the effect extreme temperatures had on the Lasette's functionality. We believe that we have resolved these problems; however, we cannot provide any assurances that quality and design problems will not occur in the future with the Lasette or enhancements to the Lasette.

The Lasette has received several awards. In June 2000, the Personal Lasette received the Silver "Medical Design Excellence Award" from the Medical Design and Manufacturing Conference and Exposition in New York City. In making their selection, the nine judges focused on criteria such as form and function, aesthetics, efficiency, business impact, innovation, ease of use and cost-benefit ratio. The Personal Lasette was a winner in the "Over-the-Counter and Self-Care Product" category. The laser industry's Photonics Spectra journal, which has the "Circle of Excellence" award, has recognized the Lasette technology as one of the 25 most significant worldwide laser developments in 1999. R&D Magazine gave the Lasette its "R&D 100" award for being one of the 100 most





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

significant overall technical worldwide developments in 1999. In November 2000, the Lasette received the GOOD DESIGN(R) award for product distinction by the Chicago Athenaeum: Museum of Architecture and Design.

MARKETS. There are an estimated 100 million people with diabetes worldwide. In the United States, an estimated 15.7 million people have some form or variation of diabetes. However, only 10.3 million people in the United States have been diagnosed with diabetes. Approximately 4.7 million diabetics must inject insulin on a daily basis to survive. Further, doctors diagnose approximately 800,000 new cases annually in the United States. Most of the insulin-injecting diabetic patients are required to test their glucose levels approximately four times per day to determine when and how much insulin to inject. The Lasette collects capillary blood from fingertips, which according to industry data is a procedure performed approximately one billion times per year in homes, hospitals, clinics and doctors' offices.

We will market the Lasette for home use primarily to children with diabetes, newly diagnosed diabetics, high frequency testing diabetics with sore fingers and needle-phobic and needle-adverse patients. The needle-phobic and needle-adverse market is an attractive market for this model. Presently, a diabetic must stick himself or herself with a steel lancet or needle to draw a blood sample for glucose testing. Diabetics' needle phobia prevents them from testing their glucose levels on the regularly recommended basis. Others dislike the pain of the steel lancet sticks and the continual residual soreness in their fingertips from the multiple daily sticks. In medical literature, needle phobics are estimated to number between 5 and 25% of the diabetic population. The Lasette draws blood in a way that eliminates the effects of needle phobia, minimizes pain and eliminates the long-term finger soreness.

Capillary blood sampling is performed in virtually all clinical settings. These include hospitals, dialysis clinics, blood banks, nursing facilities, home health agencies and physicians' offices. Presently, the most commonly used device for capillary blood sampling is the stainless steel lancet. In the hospital setting, inadvertent transmission of disease from accidental lancet sticks is a recognized problem. We believe that the Lasette for clinical use can substantially reduce the pain and trauma involved with this procedure as well as the risk of inadvertent cross-contamination for both the clinician and the patient.

The Needlestick Safety Act was recently enacted, which requires health facilities to employ measures to reduce or eliminate the accidental needlesticks suffered by health care workers. The needle-free, laser-based design of the Lasette eliminates the risk of accidental needlesticks because a patient's blood sample is obtained by the use of a laser pulse rather than by a needle or lancet. The company believes this feature of the Lasette will be an important selling strategy for developing the market for the Lasette for clinical use.

MANUFACTURING. We are currently manufacturing the Lasette at our Albuquerque, New Mexico facility. We have instituted the record keeping, quality control and production procedures needed to meet the manufacturing regulatory requirements of the FDA MDQSR, ISO 9001 and EN 46001. We believe our manufacturing capacity at our existing facilities are adequate to meet customer demands for the Lasette for the foreseeable future.

MARKETING AND DISTRIBUTION. We employ different marketing and distribution strategies for the Lasette for home use and the Lasette for clinical use. Currently, we are selling the Lasette for home use directly to home-use customers, eliminating distributor costs. However, we are pursuing distribution and marketing partners for this Lasette product line. If we can obtain these partnerships, we believe they will enhance our ability to rapidly ramp-up our marketing and distribution of the Lasette to end users. Several of the drug store, supermarket and superstore chains have expressed interest in distributing the Lasette for home use, but we have not entered into any formal discussions or reached any definitive agreements.

We advertise the Lasette for clinical use in journals placed with clinics and direct marketing to medical device distributors. The Lasette for clinical use is distributed through several regional distributors within and outside the United States, but to date these distribution relationships have not generated significant revenues. We believe that we will accomplish marketing and distribution of this Lasette product line through a collection of large national and international distributors of diabetic supplies or through manufacturers' representatives. We have begun discussions with certain large national and international distributors; however, no definitive agreements have been reached.

COMPETITION. The Lasette represents a technological alternative to the traditional stainless steel lancet for routine capillary blood sampling. It eliminates the risk of cross-contamination and attendant indirect costs. We designed it to reduce the pain, fear and anxiety associated with drawing blood. It also eliminates the cost and risk of lancet waste disposal. While the cost for each stainless steel lancet may be minimal, it has indirect costs associated with it, such as disposal costs. By eliminating these indirect costs, we believe we can market the Lasette at a price that will make it competitive to the stainless steel lancet.

In October 1997, Transmedica (formerly Venisect) commenced a patent infringement action against us in which it claimed the Lasette infringed the United States patent underlying Transmedica's skin perforator. A federal court dismissed the suit on procedural grounds. Transmedica appealed the federal court ruling, but subsequently withdrew its appeal. Transmedica was recently purchased by Norwood Abbey Ltd. Transmedica did not begin any further proceedings against us prior to its being acquired by Norwood Abbey. As of the date of this prospectus, Norwood Abbey has also not begun any further proceedings against us.

While we believe there is no direct competition to the Lasette, its position in the market is threatened by corporate research and development efforts throughout the world that are focusing on the development of new, advanced non-invasive and partially invasive technologies for determining and/or controlling glucose levels in diabetic patients. Several companies are attempting to develop minimally invasive or non-invasive glucose testing products. The technologies that appear to be receiving the most attention are the GlucoWatch(R) by Cygnus, Inc. and the continuous glucose monitoring system, or CGMS, by MiniMed Inc.

According to publicly-available information, Cygnus' GlucoWatch(R) is under consideration by the FDA for detecting trends and tracking patterns in adult diabetics' glucose levels. Information released by MiniMed states that the CGMS has been cleared by the FDA for use by physicians to track trends and patterns in patients' glucose levels as well. The CGMS is only for use by physicians and is not for determining the amount of insulin to inject or pump into a patient at a given time. The GlucoWatch(R) and CGMS study the trends or track the patterns of diabetics who do not have their diabetes under control. For those particular patients, either the GlucoWatch(R) or the CGMS is a good supplement to the Lasette product line as each require multiple daily finger sticks to calibrate the devices. Currently, neither product is a substitute or a replacement for testing the blood from a traditional finger-stick and meter. We are not aware of any product similar to the Lasette that has received FDA clearance or the CE Mark certification for commercial marketing in either the United States or European Union.

REGULATORY STATUS. Our products are subject to a great deal of regulation. The following details the regulatory clearances we have obtained for the Personal Lasette and the Professional Lasette since mid-1997:

     o FDA clearance for use of the Professional Lasette for testing glucose and hematocrit in healthy adult patients in a clinical setting (August 1997);

     o FDA clearance for use of the Professional Lasette for testing glucose and hematocrit in diabetic adult patients in a clinical setting (October 1997);

     o    CE Mark testing complete for Professional Lasette (May 1998);

     o FDA clearance for use of the Professional Lasette for testing glucose and hematocrit in all juveniles patients in a clinical setting (June
          1998);

     o ISO 9001/EN 46001/Medical Device Directive Certification (September 1998; recertified in September 1999 and September 2000);

     o FDA clearance for use of all glucose meters with the Professional Lasette (September 1998);

     o    FDA Variance for Professional Lasette design (October 1998);

     o FDA clearance for home use of the Professional Lasette for glucose monitoring (December 1998);

     o FDA approval of 501(k) amendment to include Personal Lasette safety and efficacy (January 1999);

     o FDA clearance for all screening blood tests in a clinical setting (January 1999);

     o    CE Mark certification for the Professional Lasette (March 1999);

     o    Registration Certificate for medical devices granted by China (May
          1999);

     o    CE Mark certification for the Personal Lasette (August 2000); and

     o Medical device license granted in Canada for the Personal Lasette (August 2000).

The Lasette has received 510(k) clearance from the FDA for drawing capillary blood samples. In addition, the FDA has cleared the Lasette for capillary blood sampling for all clinical screening tests. The Lasette has also received the CE Mark designation. The Lasette is the only alternative to the steel lancet or needle that has been approved by the FDA that allows diabetics to sample their blood for glucose testing so they can determine their subsequent insulin injections. Clearance of the Lasette by the FDA allows us to market the Lasette in the United States. The CE Mark designation of the Lasette also permits us to market the Lasette in the European Union and certain other countries such as Brazil and Australia.

INTELLECTUAL PROPERTY. The Lasette was originally developed using the multifaceted crystal resonator, or MCR, patent acquired from Tecnal Products, a subsidiary of Lovelace Scientific Resources, Inc., in January 1996. The patent expires in 2014. We have also acquired a foreign patent application and a strategic license from Tecnal Products. These acquisitions comprised a package of technological assets covering two laser products: (1) a low-cost, high-power, solid-state laser that eliminates many of the delicate optical components required by conventional solid-state lasers and (2) a laser perforator. The MCR patent was originally developed under a license agreement with New Technology Engineering Center of Russia. However, new developments in crystal laser coating technologies have decreased the value of the MCR patent.

We have since advanced the Lasette's laser design and have sought, or are preparing to seek, continuations of existing patents and/or new patents protecting those designs. Two issued United States patents cover certain technological foundations of the current Lasette product line. These patents were issued in September 1996 and June 1999 and include claims regarding mechanisms to create and control laser energy distribution profiles that are essential for reducing pain in laser lancing devices. In November 1999, we received a United States patent for the disposable finger shield used with the Lasette for clinical use. We also have filed a United States patent application covering the disposable finger shield mechanism used in the Lasette for home use. Other mechanisms for reducing the size and cost and improving the reproducibility and painlessness of laser lancing devices are regarded as trade secrets, or are the subject of planned patent applications. Finally, we have registered the mark "Lasette" with the United States Patent and Trademark Office.

Mr. Tankovich, a former employee of the Russian Academy of Science now residing in San Diego, California, holds the United States patent relating to the use of a laser for blood sample collection. Becton Dickinson Corporation, a leading producer of blood collection products, licensed this patent from Mr. Tankovich in December 1995. Becton Dickinson Corporation was allegedly working with a San Diego laser technology company, JMAR, in the reportedly now abandoned development of a product for laser skin perforation. We believe that the patent is invalid and unenforceable due to public disclosure of the laser perforation concept in the international scientific literature, as well as public commercialization of primitive perforator products in the former Soviet Union, as early as October 1990.

In October 1997, Transmedica commenced a patent infringement action against us claiming the Lasette infringed the United States patent underlying Transmedica's skin perforator. The action was later dismissed. As of the date of this prospectus, neither Transmedica nor its successor, Norwood Abbey, has begun any further proceedings against us.

SCIENTIFIC RESEARCH INSTRUMENTS -- THE CELL ROBOTICS WORKSTATION

APPLICATIONS OF THE SCIENTIFIC RESEARCH INSTRUMENTS. The Cell Robotics Workstation allows scientists to manipulate objects in micro-space, upgrading the microscope to an interactive micro-laboratory. The scientific research instruments enhance the usefulness and importance of the conventional laboratory microscope as a tool in medical, biological and genetic applications in the life sciences. Scientists can use the technology for cell separation, cell-to-cell interaction, micro-dissection and intercellular manipulation of living cells. Third parties currently use the Cell Robotics Workstation for cancer, immunology, neurobiology, assisted reproductive techniques and genome research.

DESCRIPTION. In 1996, we introduced the computer-controlled Cell Robotics Workstation for optical trapping, micromanipulation and microsurgery. This workstation is based on our core LaserTweezers, LaserScissors, CellSelector and SmartStage technologies. The LaserTweezers application of the Cell Robotics Workstation is based upon a non-exclusive license from AT&T, which was transferred by AT&T to Lucent Technologies, Inc. Computer control provides powerful, user-friendly features such as interactive software with mouse or keyboard control, a unique motorized stage and a motorized focus drive providing motion in three directions. The Cell Robotics Workstation integrates our research instruments into a complete computer-controlled optical trapping and ablation workstation.

MARKETS. Principal markets for the Cell Robotics Workstation are colleges, universities, research laboratories, biotechnology and pharmaceutical companies and commercial laboratories conducting biological research. We intend to identify scientists that have specific research applications particularly well suited to the company's instruments.

MANUFACTURING. To minimize capital outlay, we outsource parts of the Cell Robotics Workstation to machine shops and circuit board companies. We complete final assembling and testing at our Albuquerque, New Mexico, facility to ensure the quality of the final product. We plan to continue this approach for the foreseeable future.

MARKETING AND DISTRIBUTION. While we intend to focus on the distribution and sale of our laser-based medical devices, we will continue to promote and market the scientific research instruments through direct sales, dealers, representatives and distribution arrangements. We currently have an agreement with Mitsui Engineering and Shipbuilding granting exclusive distribution rights for the Cell Robotics Workstation in Japan. The agreement expires in September 2005. Mitsui has assigned these distribution rights to Meiwa Shoji Company Ltd. We have also expanded domestic and international non-exclusive distribution channels for the Cell Robotics Workstation to include distributors in 17 countries.

COMPETITION. Third party competitors of the Cell Robotics Workstation include P.A.L.M. and S&L Microtest, both German companies, Sigma Koki, a Japanese company, and Arcturus, a United States company. P.A.L.M., S&L Microtest and Sigma Koki make multi-trap and custom trapping instruments that compete with the Cell Robotics Workstation. Arcturus offers a laser micro-dissection system.

REGULATORY STATUS. We received the CE Mark for the Cell Robotics Workstation in September 1997. This product line does not currently require other regulatory clearances, including clearance from the FDA.

CONTINUING INTEREST IN THE IVF WORKSTATION

In May 2000, we sold the IVF Workstation product line to Hamilton Thorne Research, a major producer and marketer of sperm analysis equipment worldwide, for $100,000 in cash and 12% royalty payments on future net sales. We do not expect these royalty payments will have a material effect on our cash flow. We decided to sell the IVF Workstation and associated technology to further focus our efforts on the development and sale of the Lasette.

The IVF Workstation is a computer-controlled multi-functional workstation that combines, for the first time, a technological solution to both the functional and informational requirements of clinicians working in the In Vitro Fertilization environment. Utilizing a microscope, computer-controlled motorized stage, video camera, sophisticated laser-based technology and data storage and retrieval systems, the IVF Workstation permits standardized evaluation, measurement and diagnosis of eggs and embryos, sperm injection and laser-assisted embryo hatching in one integrated system. With its computer hardware and software, the IVF Workstation also permits the detailed cataloguing and documentation of each In Vitro Fertilization procedure and the organization and retrieval of data and other information.

In Vitro Fertilization is a rapidly-growing area of human fertility treatment. However, success rates with current procedures vary significantly from clinic to clinic. The IVF Workstation is designed to improve success rates for clinics and In Vitro Fertilization patients.

COMPETITION

While the Lasette currently has no direct competitors and the Cell Robotics Workstation has a few competitors as detailed above, specialized laser-based medical device companies as well as other companies, colleges, universities, governmental agencies and other public and private research institutions will continue to conduct research and protect technologies that they may develop or have developed, some of which will be directly competitive to us. The principal factor affecting our competitive position is the suitability of our instruments for, and their performance in, a particular application. We face potential competition from a number of established domestic and international companies, all of which have substantially greater engineering, manufacturing, marketing and financial capabilities. Our ability to compete successfully in existing and future markets will depend on elements both within and outside of our control.

BUSINESS STRATEGY

We hope to become a leader in the development and sale of technologically advanced laser-based medical devices. To achieve this goal, our business strategy capitalizes on our core laser technologies to develop unique products targeted at large markets in which we can compete effectively. Key components of our business strategy include the following:

     o DEVELOP UNIQUE TECHNOLOGY. Through know-how and core technology, we plan to develop products that offer more effective, safer and less painful solutions than conventional procedures. This development strategy includes using patents, licenses and collaboration where appropriate.

     o DEVELOP MARKET RECOGNITION. We are positioning our laser-based medical devices as preferred technological solutions to clearly-defined medical needs. We seek to create significant brand awareness for the Lasette, our signature product, particularly with consumers that use the Lasette for home use. To accomplish this, we are advertising in diabetes-related publications, direct mailings, tradeshows and print, radio, television and Internet media. We use trademarked product names that can be clearly recognized by customers, such as Lasette and LaserTweezers.

     o EXPAND DISTRIBUTION CHANNELS. Currently, we are marketing and selling the Lasette for home use directly to the end user. Several drug store, supermarket and superstore chains have inquired about distributing the Lasette for home use; however, we have not entered into any formal discussions with them. We are presently pursuing non-exclusive distribution agreements for our Lasette for clinical use with national distributors of medical products to take advantage of their existing distribution channels and name recognition. We sell the Cell Robotics Workstation in the United States and internationally through distributors and manufacturers' representatives.

INTELLECTUAL PROPERTY

Our success will depend, in part, upon our ability to develop superior products that we can market at competitive prices. Our ability to do this will depend, in part, on our ability to protect and defend our intellectual property rights and the competitive advantages those rights offer. We rely primarily on patent, trade secret, copyright and trademark laws, confidentiality procedures and other intellectual property protection methods to protect our proprietary technology. As of the date of this prospectus, we have been issued two patents and have applied for additional patent protection for our laser-based medical devices. Our scientific research instruments have only limited patent protection. It is our policy to require our employees to execute confidentiality agreements upon the commencement of such relationships.

RESEARCH AND DEVELOPMENT

To succeed, we must continually enhance existing products and develop new products incorporating the latest improvements in laser technology. Accordingly, we are committed to investing resources in research and development activities.

During the years ended December 31, 1999 and 1998, we spent $551,486 and $849,166, respectively, on internal research and development programs. As of December 31, 1999, three of our scientists and engineers were engaged primarily in research and development activities. We channeled the majority of the proceeds from equity financing, short-term borrowings and the sale of securities in 1995 through 1998 to fund our internal research and development activities. We do not have research arrangements with any outside research and development firms. We received a Small Business Innovative Grant from the National Cancer Institute in April 1997. Originally, the grant awarded funds for two years of development of a proprietary laser instrument for semi-automated single cell sorting. The grant was recently modified to validate capabilities of applying laser energy in connection with a polymerase chain reaction or PCR. Additionally, the period during which funds can be expended was extended until September 30, 2001. The total grant award is approximately $727,000. We have received approximately $487,000 to date.

GOVERNMENT REGULATION; PRODUCT APPROVAL PROCESS

Government regulations govern various aspects of our marketing, sales and manufacturing processes. We have successfully obtained many of the regulatory clearances necessary to market and sell our products in our current markets; however, we may require additional clearances if we enter new markets, improve existing products or develop new products. We must also maintain our current FDA clearances by periodic audits. There can be no assurance that we will obtain, maintain or receive additional necessary clearances.

For research applications, our products are subject only to FDA safety regulations. However, the European Community requires that research instruments receive the CE Mark before they can be exported to Europe. We received the CE Mark for the Cell Robotics Workstation and all of its modules in September 1997. We also received the CE Mark for the Personal Lasette in August 2000.

In the United States, federal and state statutes regulate the testing, manufacture, safety and efficacy, labeling, record keeping, approval, advertising and promotion of our products. Product development and approval within this regulatory framework may take many months and may involve the expenditure of substantial resources. In addition to obtaining FDA clearances for each product, we must register and seek FDA approval for each manufacturing establishment. These establishments must be certified to meet ISO 9001 and EN 46001 requirements.

The FDA has separate review procedures for medical devices before such products may be commercially marketed in the United States. There are two basic review procedures for medical devices in the United States. Certain products may qualify for a Section 510(k) procedure, under which the manufacturer gives the FDA a Pre-Market Notification, or 510(k) Notification, of the manufacturer's intention to commence marketing of the product at least 90 days before the product will be introduced for clinical use. The manufacturer must obtain written clearance from the FDA before it can commence marketing the product. Among other requirements, the manufacturer must establish in the 510(k) Notification that the product to be marketed is "substantially equivalent" to another legally-marketed, previously existing product. If a device does not qualify for the 510(k) Notification procedure, the manufacturer must file a Pre-Market Approval Application. The Pre-Market Approval Application requires more extensive pre-filing testing than the 510(k) Notification procedure and involves a significantly longer FDA review process. See "Business -- Products -- Laser-Based Medical Devices -- the Lasette -- Regulatory Status" for a listing of the regulatory clearances we have obtained for the Personal Lasette and Professional Lasette since mid-1997.

We can market the Lasette for essentially all applications requiring capillary blood drawing for blood screening and/or sampling in the United States. For marketing outside of the United States, we will be subject to foreign regulatory requirements governing clinical trials and marketing approval for the products. Requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country. Although we have employees who are experienced with the regulatory procedures of the European Community and other jurisdictions, we do not currently have any facilities or employees outside of the United States. In some cases, we will rely on our strategic partners in foreign markets to satisfy the regulatory requirements imposed by those jurisdictions.

EMPLOYEES

As of December 19, 2000, we had 29 employees, comprised of 28 full-time employees and 1 temporary employee. Of the full-time employees, 5 were principally engaged in product development, 9 in manufacturing, including quality control, 9 in marketing and sales and the balance in administration and finance. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced work stoppages and we believe that our relationship with our employees is good.

FACILITIES

Our facilities are located in approximately 12,000 square feet in Albuquerque, New Mexico. This facility contains our executive and administrative offices, as well as facilities for our assembly, production, testing, storage and inventory functions. Our monthly rent payments are $8,745, subject to a three percent annual increase. We renegotiated our lease to terminate in November 2002. We believe that this facility is adequate for our present and near-term requirements. Our equipment, fixtures and other assets located within the facility are insured against loss.

LEGAL PROCEEDINGS

Big Sky Laser Technologies, Inc., an original equipment manufacturer and developer of laser-based medical devices, filed a lawsuit in the United States District Court in the District of New Mexico alleging that we are in breach of contract, have committed fraud and misrepresentation and are in violation of the Racketeer Influenced and Corrupt Organizations Act. The total damages claimed by Big Sky approximate $8,200,000. We disagree with these allegations and will vigorously defend the lawsuit. We have received extensions of time to answer or otherwise respond to the complaint in court while the company and Big Sky attempt to negotiate an amicable resolution to the various disputes. We anticipate making various payments to Big Sky in connection with any settlement and have accrued $400,000 as of September 30, 2000 to cover our estimated costs of settling this lawsuit. However, we cannot assure you that we will be able to settle the lawsuit on terms satisfactory to us, if at all.

Other than the lawsuit with Big Sky, we are currently not subject to any material legal proceedings; however, we may from time to time become a party to various legal proceedings arising in the ordinary course of business.

                DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The name, age and position of our directors, executive officers and key employees are as follows:


             NAME                     AGE                                         POSITION
             ----                     ---                                         --------
Dr. Ronald K. Lohrding                59        President, Chief Executive Officer and Chairman of the Board of Directors
Paul Johnson                          37        Chief Financial Officer and Secretary
H. Travis Lee                         40        Vice President of Sales and Marketing
Richard Zigweid                       51        Vice President of Manufacturing
Steve Aiken                           57        Vice President of Research and Development
Dr. Larry Keenan                      52        Product Manager, Cell Robotics Workstation
Mark T. Waller                        49        Director
Dr. Raymond Radosevich                61        Director
Dr. Debra Bryant                      45        Director
Dipl. Ing. Oton Tisch                 69        Director
Steven A. Crees                       45        Director

DR. RONALD K. LOHRDING has served as our Chief Executive Officer, President and Chairman of the Board of Directors since February 23, 1995. He co-founded our wholly-owned subsidiary, Cell Robotics, Inc., in 1988, and has served as the Chairman, President and Chief Executive Officer of the subsidiary since its incorporation. Dr. Lohrding has over 25 years of management experience. He received his Ph.D. in mathematical statistics from Kansas State University in 1969. Dr. Lohrding worked at Los Alamos National Laboratory as a manager and as a scientist from 1968 to 1988. While at Los Alamos National Laboratory, Dr. Lohrding served as Assistant Director for Industrial and International Initiatives, Deputy Associate Director for Environment and Biosystems and Program Director for Energy, Environment and Technology, among other senior management positions. Concurrently, he has been a general partner in seven successful real estate partnerships, two of which are still currently active.

PAUL JOHNSON was appointed as our Chief Financial Officer in July 2000 and Secretary in November 2000. From September 1994 to July 2000, he served as Assistant Controller and then the Controller for Helen of Troy Limited, a $300 million manufacturer and distributor of personal care products. From November 1987 to September 1994, he was employed by KPMG Peat Marwick LLP, now known as KPMG LLP. He has a degree in accounting and a masters degree in accountancy from Brigham Young University.

H. TRAVIS LEE was appointed as our Vice President of Sales and Marketing in January 1997. From September to December 1996, Mr. Lee was responsible for International Marketing and Business Development at Laser Scope Surgical Systems, San Jose, California, a $70 million manufacturer of surgical laser systems. From February 1994 to September 1996, he was Vice President for Marketing at Heraeus Surgical Inc., a $30 million manufacturer of surgical lasers and other medical products. He held senior management, marketing and sales positions with Medasonics, Inc. and Xintec Corporation from 1991 to 1994. Mr. Lee received his B.S. degree in Graphic Design from San Jose State University.

RICHARD ZIGWEID was appointed as our Vice President of Manufacturing in August 1996. Mr. Zigweid was Manufacturing Manager at Olympus America from May 1994 to August 1996. He served as engineering manager at Bausch & Lomb from 1991 to 1994 and as engineering manager and manufacturing engineer at Baxter Healthcare from 1983 to 1991. He received his B.S. degree in Mechanical Engineering from the University of Wyoming.

STEVE AIKEN was appointed as our Vice-President for Research and Development in October 2000. Mr. Aiken joined the company as a laser engineer in July 2000. Mr. Aiken worked as an engineer from March 1995 to June 2000 for Decade Optical Systems and from May 1991 to February 1995 for the Core Group.

DR. LARRY KEENAN was appointed as our Sales Representative in January 1993 and has been Product Manager for the Cell Robotics Workstation since July 1997. Dr. Keenan was the Regional Sales Manager of BioRad for the confocal microscope product line of BioRad from 1991 through 1992. He received his Ph.D. in Biological Sciences at the University of California at Irvine and was an Associate Research Scientist in Neurobiology at Yale University.

MARK T. WALLER has served as a director of the company since February 1995. Since 1990, Mr. Waller has been President and founder of BridgeWorks Capital, a sole proprietorship that arranges public and private financing for, and provides public relations services to, client companies. Mr. Waller was Interim President and Director of Totem Health Sciences, Inc., a Canadian medical products and research company, from 1988 to 1990.

DR. RAYMOND RADOSEVICH was elected as a director of the company in 1992. From November 1998 to the present, Dr. Radosevich has been a special limited partner for Valley Ventures II, a venture capital fund. Dr. Radosevich was a director of BioDetect, Inc. from 1997 to November 1999. He is currently a director of three additional companies: Charter Bank since 1994, Cryo Fuel Systems Inc. since 1997 and Quasar International Inc. since January 2000. From 1985 to 1989, he was Dean of the Anderson School of Management at the University of New Mexico. Dr. Radosevich was also a Professor of Management at the University of New Mexico from 1976 until he retired from active teaching in December 1997. As a Professor of Management, he specialized in business strategy and the management of technology. In addition, he taught a course in Technology Entrepreneurship and lectured on the subject nationally and internationally. Dr. Radosevich earned his Ph.D. from Carnegie-Mellon University and a B.S. in Mechanical Engineering and an M.S. in Industrial Engineering from the University of Minnesota.

DR. DEBRA BRYANT was elected to our board of directors in July 1997. She is President, Chief Executive Officer and majority shareholder of Humagen Fertility Diagnostics, Inc., the largest manufacturer of micropipets for the worldwide In Vitro Fertilization market. In 1984, Dr. Bryant joined Humagen, Inc. as a Senior Scientist. In 1991, Dr. Bryant purchased the fertility diagnostics division of Humagen, Inc. and founded Humagen Fertility

Diagnostics, Inc. She has been with Humagen Fertility Diagnostics, Inc. since 1991. Dr. Bryant received her Ph.D. in Medical Microbiology from Bowman Gray School of Medicine, Wake Forest University, and completed a National Institutes of Health postdoctoral fellowship in molecular biology at the University of Virginia.

DIPL. ING. OTON TISCH was appointed to our board of directors as an interim director in February 2000 and was elected as a director in May 2000. Mr. Tisch is an international businessman and is the President, Chief Executive Officer and sole owner of Obras Electromecanicas TKV, Caracas, Venezuela, and its subsidiary in Zurich, Switzerland, both of which were incorporated in 1980. Mr. Tisch's business specializes in equipment procurement and building and financing high voltage turn-key substations up to 400 kV, including the electronic and/or digital automatic control.

STEVEN A. CREES previously served as an advisor to our board of directors and was elected as a director in May 2000. In March 2000, Mr. Crees started HaeMedic, a medical distribution and manufacturing company. In March 2000, he resigned as Senior Vice President and General Manager of the Medical Diagnostic Products Division of Chronimed, Inc., where he had been employed since 1994. While at Chronimed, Mr. Crees was responsible for planning and implementing distribution strategies for proprietary and licensed medical products to the hospital, long term care, physician, alternative care and retail markets for this $32 million dollar business unit emphasizing the diabetic market. He also served as Vice President for Marketing and Sales and managed the diabetes centers. Prior to 1994, he was Territory Manager for the Medical Products Division of Baxter Healthcare Corporation. He has a B.S. in Economics and Business Administration from the University of Minnesota.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the summary of compensation paid to our Chief Executive Officer and our other most highly compensated executive officer in fiscal years 1997 through 1999.


                                                                                ANNUAL COMPENSATION
                                                                            ------------------------------
                                                                                              OTHER ANNUAL
               NAME AND PRINCIPAL POSITION                     YEAR            SALARY         COMPENSATION
----------------------------------------------------      ------------      ------------      ------------

Ronald K. Lohrding, Chief Executive Officer,                      1999      $    123,115      $      6,343
   President and Chairman of the Board                            1998      $    123,115      $      6,343
                                                                  1997      $    123,115      $      6,079

H. Travis Lee, Vice President of Sales and Marketing              1999      $    110,000      $      3,898
                                                                  1998      $    110,000      $      4,204
                                                                  1997      $    110,000      $      4,293

EMPLOYMENT AGREEMENTS

On July 1, 2000, we entered into a new employment agreement with Dr. Lohrding under which he will serve as our Chief Executive Officer, President and Chairman of the Board. The employment agreement expires on June 30, 2003. Dr. Lohrding agreed to serve as Chief Executive Officer and President on a full-time basis through June 30, 2002. During the third year of his contract, Dr. Lohrding has asked to be able to resign as Chief Executive Officer and President, but agreed that he will continue to serve as a consultant to the company through June 2003. As a consultant, Dr. Lohrding agreed to devote no less than one-half of his time to the company's business. Dr. Lohrding will receive a base salary of $130,513 during the first year of the contract, which will be increased in the second year by the average increase of compensation to all of our employees, or as determined by the Compensation Committee of our board of directors. Dr. Lohrding will be paid one-half of his second year base salary during the third year of his contract. The contract granted Dr. Lohrding 100,000 stock options that vested immediately and expire on July 1, 2005. These options were granted outside of the company's Stock Incentive Plan. Dr. Lohrding is also entitled to bonuses based upon the achievement of specified target sales of the Lasette. If a third party acquires at least 30% of our capital stock, then Dr. Lohrding will be entitled to the following:

     o a lump sum payment, in cash, equal to his base salary under his employment agreement, which may not be less than $50,000;

     o    a lump sum payment, in cash, equal to any accrued but unpaid bonus;
          and

     o all options, warrants and other rights subject to vesting will accelerate and vest on his termination of employment.

We also have an employment agreement with Mr. H. Travis Lee, Vice President of Sales and Marketing. Under Mr. Lee's agreement, he receives a base salary as agreed upon by the company and Mr. Lee. During 1999, we paid Mr. Lee a base salary of $110,000. Either party may terminate the employment relationship upon 10 working days' prior written notice. If a change of control occurs under Mr. Lee's employment agreement and his employment is terminated within 45 days after the change of control, then he will be entitled to a severance payment of his then base salary payable over a 12-month period commencing one month after termination.

We entered into an employment agreement with Paul Johnson on June 28, 2000. If there is a change in control under Mr. Johnson's employment agreement that results in his termination or he resigns within 45 days of the change in control, then we must pay Mr. Johnson in 12 equal monthly installments commencing after the termination date an aggregate amount equal to Mr. Johnson's then prevailing annual total compensation, including base salary but excluding fringe benefits.

STOCK INCENTIVE PLAN

During fiscal 1992, we adopted a Stock Incentive Plan. Pursuant to the Stock Incentive Plan, stock options granted to eligible participants may be incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options, or NSOs. Eligible participants under the Stock Incentive Plan include our directors, officers and other salaried key employees.

Under the Stock Incentive Plan, an option is not transferable, except by will or the laws of descent and distribution. The board of directors may administer the Stock Incentive Plan, or delegate administration of the plan to a committee comprised of disinterested directors. Currently, the Stock Incentive Plan is administered by our board of directors. The administrator decides when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 1,500,000 shares of our common stock is available for issuance under the Plan.

At December 19, 2000, we have granted a total of 830,242 options to purchase 830,242 shares of our common stock under the Stock Incentive Plan consisting of ISOs and NSOs to purchase 650,272 shares and 179,970 shares, respectively. The ISOs are exercisable at prices ranging from $1.375 to $4.47 per share. The NSOs are exercisable at prices ranging from $1.75 to $4.38 per share. All options have been issued with exercise prices at or above market value on the date of grant.

OPTION EXERCISES AND OPTION VALUES

The following tables sets forth certain information concerning the exercise of options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of such named executive officers' unexercised options on an aggregated basis:


                                                                                NUMBER OF
                                                                                SECURITIES              VALUE OF
                                                                                UNDERLYING            UNEXERCISED
                                                                                UNEXERCISED            IN-THE-MONEY
                                                                                OPTIONS AT             OPTIONS AT
                                                                                 FY-END (#)           FY-END ($)(2)
                                    SHARES                                  -------------------    -------------------
                                  ACQUIRED ON        VALUE REALIZED(1)        UNEXERCISABLE/         UNEXERCISABLE/
            NAME                  EXERCISE (#)               ($)               EXERCISABLE            EXERCISEABLE
----------------------------    ----------------    --------------------    -------------------    -------------------
Dr. Ronald K. Lohrding                -0-                   -0-              300,000/325,000          $0/$618,750
H. Travis Lee                         -0-                   -0-                  0/74,174             $0/$101,989

----------

(1) Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of our common stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

BOARD STRUCTURE

Our board of directors currently has six members. Each director is elected to serve for a term of one year until the next annual meeting of shareholders or until a successor is duly elected and qualified.

DIRECTOR COMPENSATION

The members of our board of directors that are not employees of the company are reimbursed for the expenses they incur in attending meetings of the board. No officer of the company receives any additional compensation for his services as a director, and we do not contribute to any retirement, pension or profit sharing plans covering our directors. We do, however, maintain a group health insurance plan and retirement plan for our employees, and those directors who are also our employees are eligible to participate in each plan. Our directors are also entitled to participate in the Stock Incentive Plan. Non-employee directors may also receive stock option grants outside of the Stock Incentive Plan. No member of any committee of our board of directors receives any additional compensation for his service as a member of that committee.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 19, 2000, for the following: (1) each person who is known by us to own beneficially five percent or more of our outstanding common stock, (2) each of our directors and officers who beneficially own such shares and (3) our officers and directors as a group.


                                                                                      SHARES BENEFICIALLY OWNED
                                                                              -----------------------------------------
                        NAME OF BENEFICIAL OWNER                                    NUMBER                PERCENT
--------------------------------------------------------------------------    -------------------    ------------------
Chester L. Paulson(1)                                                            1,057,625(2)               9.6
Paulson Investment Company(3)                                                    1,004,975(4)               9.2
Dr. Ronald K. Lohrding(5)                                                          725,000(6)               6.6
Dipl. Ing. Oton Tisch(5)                                                           505,000(8)               4.6
Mark T. Waller(7)                                                                  220,000(9)               2.0
Dr. Debra Bryant(5)                                                                 16,250(10)                *
Dr. Raymond Radosevich(5)                                                           26,000(11)                *
Steven Crees(5)                                                                      5,000(12)                *
Travis Lee(5)                                                                       74,174(13)                *
All officers and directors as a group (7 persons)                                1,571,424(14)             14.3

----------

* Less than one percent.

(1) The business address is c/o Paulson Investment Company, 811 S.W., Naito Parkway, Suite 200, Portland, Oregon 97204.

(2) Includes 959,975 shares beneficially owned as a controlling shareholder of Paulson Capital Corp., the parent company of Paulson Investment Company. Mr. Paulson disclaims beneficial ownership of the foregoing shares.

(3) The business address of Paulson Investment Company is 811 S.W., Naito Parkway, Suite 200, Portland, Oregon 97204.

(4) Includes 200,400 shares subject to the Representative Warrant and underlying Redeemable Warrants exercisable within 60 days of December 19, 2000.

(5) The business address is c/o Cell Robotics International, Inc., 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107.

(6) Includes 425,000 shares subject to options exercisable within 60 days of December 19, 2000.

(7) The business address of Mr. Waller is 1820 North Shore Road, Lake Oswego, Oregon 97304.

(8) Includes 5,000 shares subject to options exercisable within 60 days of December 19, 2000. Also includes 500,000 shares issued upon conversion of a $1,200,000 secured promissory note in August 2000.

(9) Represents shares subject to options exercisable within 60 days of December 19, 2000.

(10) Includes 11,250 shares subject to options exercisable within 60 days of December 19, 2000.

(11) Represents shares subject to options exercisable within 60 days of December 19, 2000.

(12) Represents shares subject to options exercisable within 60 days of December 19, 2000.

(13) Represents shares subject to options exercisable within 60 days of December 19, 2000.

(14) Includes 966,824 shares subject to options exercisable within 60 days of December 19, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 1999, we obtained a note payable for $250,000 from Humagen Fertility Diagnostic, Inc., whose majority shareholder is Dr. Debra Bryant, a director of the company. The note did not bear interest until June 2000. In June 2000, the unpaid balance of the note began to accrue interest at six percent.

In February 2000, as subsequently amended in March 2000, we executed a secured convertible promissory note in the principal amount of $1,200,000 payable to Dipl. Ing. Oton Tisch, a director of the company. In August 2000, we paid the principal amount of the note by issuing to Mr. Tisch 500,000 shares of our common stock. In connection with the conversion of this note, we recorded a charge of $1,200,000 upon registration of the common stock with the SEC and conversion of the note into our common stock.

Bridgeworks Capital, Inc., of which Mark Waller, one of our directors, is an officer and majority owner, received a placement fee of 5% (or $100,000) in connection with our May 2000 private placement.

We believe that any transactions between us and our officers, directors, principal shareholders or other affiliates have been on terms no less favorable to us than could be obtained from unaffiliated third parties on an arms-length basis.

                                INDEMNIFICATION

Section 7-109-102 of the Colorado Business Corporation Act, or the CBCA, provides that a company may indemnify a person who was, is or is threatened to be made a named defendant or respondant in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "proceeding"), because the person is or was a director against liability incurred in the proceeding if:

     o    the person conducted himself or herself in good faith;

     o the person reasonably believed, in the case of conduct in an official capacity with the company, that his or her conduct was in the company's best interests;

     o in all other cases, that his or her conduct was at least not opposed to the company's best interests; and

     o in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

A company may not indemnify a director in connection with a proceeding by or in the right of the company in which the director was adjudged liable to the company or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Unless limited by its articles of incorporation, Sections 7-109-103 and 7-109-107 of the CBCA states that a company shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding. Section 7-109-107 also states that unless provided in its articles of incorporation, a company may indemnify an officer, employee, fiduciary or agent of the company to the same extent as a director.

Our Articles of Incorporation provide that we may and shall indemnify each of our directors, officers, employees or agents, and their respective heirs, executors and administrators, against any and all expenses or liability reasonably incurred by them in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director, officer, employee or agent of the company to the full extent required or permitted by the CBCA.

Article XIII of our Amended and Restated Bylaws also states that may indemnify against liability incurred in any proceeding an individual who was, is or is threatened to be made a named defendant or respondant in any proceeding because he is or was a director if that person meets the conditions for indemnification under Section 7-109-102 of the CBCA, as described above. We may not indemnify a director in connection with a proceeding by or in the right of the company in which the director was adjudged liable to the company or in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. We must indemnify a person who is or was a director or officer of the company and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party against reasonable expenses incurred by him in connection with the proceeding.

Under the sections of the CBCA and the company's Bylaws included in this prospectus, a "director" includes an individual who is or was a director of a company or an individual who, while a director of a company, is or was serving at the company's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manger, a member, a partner, a promoter or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan.

We may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary or agent of the company and who, while a director, officer, employee, fiduciary or agent of the company, is or was serving at the request of the company as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic company or of any partnership, joint venture, trust, other enterprise or employee benefit plan. The insurance may cover any liability asserted against or incurred by him in any of the above capacities or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of Article XIII of the our Bylaws. We currently maintain a $1,000,000 insurance policy that covers directors and officers' liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Each holder of our common stock is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably any dividends we may declare out of funds legally available for the payment of dividends. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, that portion of our assets which are legally available for distribution to shareholders, subject to the rights of preferred shareholders, if any. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK

We are authorized to issue up to 2,500,000 shares of preferred stock. Our preferred stock can be issued in one or more series as may be determined from time to time by our board of directors. Our board of directors has the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock, including:

     o    the rate of distribution;

     o the price at and the terms and conditions on which shares can be redeemed;

     o    the amount payable upon shares for distributions of any kind;

     o    sinking fund provisions for the redemption of shares;

     o the terms and conditions on which shares may be converted if shares of any series are issued with the privilege of conversion; and

     o    voting rights except as limited by law.

We do not currently have any plans to issue shares of preferred stock, or to designate any series of preferred stock. However, there can be no assurance that we will not issue preferred stock in the future. In the near future, we will be required to raise additional funds to finance our operations, which may be through the issuance of preferred stock. Any issuance of preferred stock may grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common shareholders, and the right to redemption of their preferred shares, together with a premium, prior to the redemption of our common stock. Common shareholders have no redemption rights. The ability to issue preferred stock without shareholder approval may discourage, delay or prevent someone from acquiring or merging with us.

REDEEMABLE WARRANTS

Redeemable Warrants exercisable for 1,503,826 shares of our common stock have been issued or reserved for issuance upon exercise of Representative Warrants. Each Redeemable Warrant is exercisable to purchase one share of our common stock at a price of $2.40, subject to adjustment. The exercise price of the Redeemable Warrants is subject to adjustment upon certain events such as stock splits, stock dividends and similar transactions. We can redeem the Redeemable Warrants in accordance with the provisions described below. The Redeemable Warrants expire at 5:00 p.m., Mountain time, on February 2, 2003. We may at any time and from time to time extend the term of the Redeemable Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of the Redeemable Warrants prior to the expiration date then in effect. We do not presently contemplate any extension of the Redeemable Warrant term or reduction in the Redeemable Warrant exercise price.

Subject to compliance with applicable securities laws, Redeemable Warrant certificates may be transferred or exchanged for new certificates of different denominations at the offices of the warrant agent described below. The holders of Redeemable Warrants, as such, are not entitled to vote, to receive dividends or to exercise any of the rights of shareholders for any purpose.

EXERCISE. The Redeemable Warrants may be exercised during their term only upon surrender of the Redeemable Warrant certificate at our offices with the completed and signed form of "Election to Purchase" on the reverse side of the Redeemable Warrant certificate. The Election to Purchase must be accompanied by payment of the full exercise price for the number of Redeemable Warrants being exercised. Holders of the Redeemable Warrants will receive one share of our common stock for each Redeemable Warrant exercised, subject to any adjustment required by the warrant agreement with the warrant agent. For a holder to exercise his or her Redeemable Warrants, there must be a current registration statement in effect with the SEC and various state securities authorities registering the shares of common stock underlying the Redeemable Warrants, or alternatively, in our sole determination, there must be a valid exemption from these requirements.

We have undertaken, and intend, to maintain a current registration statement, which will permit the exercise of the Redeemable Warrants during their term. Maintaining a current effective registration statement could result in substantial expense. Although we believe that we will be able to register or qualify the shares of common stock underlying the Redeemable Warrants for sales in those states where the securities are offered, we cannot assure you that any registration or qualification, or an exemption from these requirements, can be accomplished without undue hardship or expense. The Redeemable Warrants may be deprived of any value if a registration statement covering the shares issuable upon exercise of the Redeemable Warrants, or an exemption from these requirements, cannot be filed or obtained without undue expense or hardship or if the underlying shares are not registered or exempted from registration in the states in which the holder of a Redeemable Warrant resides. In the latter event, the only option available to a holder of a Redeemable Warrant may be to attempt to sell his or her Redeemable Warrants into the market, if a market then exists, and only then in compliance with applicable securities laws and restrictions on transfer.

REDEMPTION. We have the right, at our discretion, to call all or less than all of the Redeemable Warrants for redemption on 30 days' prior written notice at a redemption price of $.25 per Redeemable Warrant if:

     o the closing bid price of our common stock exceeds $4.80 per share for at least ten consecutive trading days;

     o we have in effect a current registration statement covering the common stock issuable upon exercise of the Redeemable Warrants; and

     o the expiration of the 30-day notice period is within the term of the Redeemable Warrant.

If we elect to exercise our redemption right, holders of Redeemable Warrants may either exercise their Redeemable Warrants, sell the Redeemable Warrants in the market until the date next preceding the date fixed for redemption or tender their Redeemable Warrants to us for redemption. Within five business days after the end of the 30-day period, we will mail a redemption check to each registered holder of a Redeemable Warrant who holds unexercised Redeemable Warrants as of the end of the 30-day period, whether or not the holder has surrendered the Redeemable Warrant certificates for redemption. The Redeemable Warrants may not be exercised after the end of the 30-day notice period.

NO RIGHT TO COMPEL EXERCISE. We do not have the right to compel the exercise of our outstanding Redeemable Warrants and no one has committed to exercise any of our outstanding Redeemable Warrants. Whether any Redeemable Warrants are exercised will depend upon several factors, including the prevailing market price of our common stock, the liquidity of that market, if any, and the personal investment objectives of the warrant holders. Accordingly, there can be no assurance of the number of shares, if any, that will be purchased pursuant to the exercise of our outstanding Redeemable Warrants.

WARRANT SOLICITATION FEES. We have no agreement or any arrangement whereby any fees or other compensation will be paid to any person or entity upon exercise of the Representative Warrants or Redeemable Warrants.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR. The transfer agent, warrant agent and registrar for our common stock and Redeemable Warrants is Corporate Stock Transfer, Inc., located in Denver, Colorado.

                            SELLING SECURITYHOLDERS

The following table sets forth the names of the selling securityholders who may sell their common stock or Redeemable Warrants pursuant to this prospectus. No selling securityholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted below.

The following table sets forth certain information as of December 19, 2000, to the best of our knowledge, regarding the ownership of our common stock and our Redeemable Warrants by the selling securityholders and as adjusted to give effect to the sale of all the common stock and our Redeemable Warrants offered by the selling securityholder pursuant to this prospectus.

                                    NUMBER OF          SECURITIES BEING
                                      SHARES               OFFERED
                                   BENEFICIALLY    --------------------------   NUMBER OF SHARES   PERCENTAGE BENEFICIAL
            SELLING                OWNED BEFORE                   REDEEMABLE   BENEFICIALLY OWNED   OWNERSHIP AFTER THE
        SECURITYHOLDER              OFFERING(1)    COMMON STOCK    WARRANTS    AFTER THE OFFERING       OFFERING
-----------------------------    ---------------   -------------  -----------  ------------------  ---------------------
Paulson Investment Company(2)       1,004,975(3)     281,175(4)        --            723,800             6.6
Chester L. Paulson(5)               1,057,625(6)      31,050(7)        --                 --              --
Wayne Hamersly                         26,850(8)      17,250(7)        --                 --              --
Richard S. Hall                       157,576         78,788(9)    78,788                 --              --
Richard S. Hall, Jr.                   48,788         39,394(10)   39,394                 --              --
William R. Hall                        43,788         39,394(10)   39,394                 --              --
Paul Bardacke(11)                      70,000         70,000(12)   30,000                 --              --
Thomas Pennello                        10,000         10,000           --                 --              --
GL Investment Group, Inc.(13)          20,000         20,000(13)   20,000(13)             --              --
Jean Ellan Canavan(14)                 12,000         10,000(14)   10,000(14)          2,000              --
                                                     -------      -------
         TOTAL                                       597,051      217,576

----------

(1) Includes shares of our common stock issuable upon exercise of our warrants within 60 days of December 19, 2000.

(2) Paulson Investment Company is an investment banking firm that has served as our underwriter and placement agent in our prior private and public offerings. For their services as our underwriter and placement agent, we have paid Paulson Investment Company various fees as well as issued our securities to them, including shares of common stock and warrants.

(3) Includes 178,800 shares issuable upon exercise of Representative Warrants and the underlying Redeemable Warrants.

(4) Includes 281,175 shares of our common stock acquired from the February 2000 exercise of the Placement Agent's Warrants and underlying class A warrants. The Placement Agent's Warrants were issued in connection with services rendered in the September 1995 private offering of our securities.

(5)  Serves as an officer of Paulson Investment Company.

(6) Includes 21,600 shares issuable upon exercise of Representative Warrants and the underlying Redeemable Warrants.

(7) Represents shares of our common stock acquired from the February 2000 exercise of the Placement Agent's Warrants and underlying class A warrants. The Placement Agent's Warrants were issued in connection with services rendered in a previous private offering of our securities.

(8) Includes 9,600 shares issuable upon exercise of Representative Warrants and the underlying Redeemable Warrants.

(9) Represents 78,788 shares of our common stock issuable upon exercise of Redeemable Warrants.

(10) Represents 39,394 shares of our common stock issuable upon exercise of Redeemable Warrants.

(11) Mr. Bardacke is an attorney who has provided services to us.

(12) Includes 30,000 shares of our common stock issuable upon the exercise of Redeemable Warrants.

(13) GL Investments Group, Inc. served as one of our placement agents in our private placement for which it received Redeemable Warrants exercisable for 5,000 shares of our common stock. In addition, it has provided various investment banking services to us for which we issued it an additional Redeemable Warrant exercisable for 15,000 shares of our common stock.

(14) Ms. Canavan served as a placement agent in our private offering for which she received Redeemable Warrants exercisable for 10,000 shares.

We will pay all expenses to register the common stock and the Redeemable Warrants. The selling securityholders will pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

                              PLAN OF DISTRIBUTION

SELLING SECURITYHOLDERS' SECURITIES

The selling securityholders may offer their shares of common stock and/or Redeemable Warrants at various times in one or more of the following transactions:

     o on any of the United States securities exchanges where our common stock and/or Redeemable Warrants are listed or may be listed in the future;

     o    in the over-the-counter market;

     o in transactions other than on such exchanges or in the over-the-counter market;

     o    in connection with short sales of our common stock and Redeemable
          Warrants;

     o    by pledge to secure debts and other obligations;

     o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

     o    in a combination of any of the above transactions.

The selling securityholders may sell their common stock and/or Redeemable Warrants at market prices prevailing at the time of sale, prices related to such prevailing market prices, negotiated prices or fixed prices.

The selling securityholders may use broker/dealers to sell their shares of common stock and/or Redeemable Warrants. In this event, the broker/dealers will either receive a discount or commission from the selling securityholder, or they will receive commissions from the purchaser of common stock and/or Redeemable Warrants for whom they acted as agent.

The selling securityholders and any broker/dealers who sell their shares of common stock and Redeemable Warrants may be deemed to be "underwriters" within the meaning of the Securities Act. The commissions, discounts or other compensation paid to such persons may be regarded as underwriters' compensation. These shares may later be distributed, sold, pledged, hypothecated or otherwise transferred. In addition to any other applicable laws or regulations, selling securityholders must comply with regulations relating to distributions by selling securityholders, including Regulation M under the Securities Exchange Act of 1934.

To comply with the securities laws of certain jurisdictions, the securities offered in this prospectus will be offered or sold in those jurisdictions only through registered or licensed broker/dealers. In addition, in certain jurisdictions the securities offered in this prospectus may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions, or unless an exemption from registration or qualification is available and is complied with.

REDEEMABLE WARRANTS

We are also offering up to 920,000 shares of our common stock issuable upon exercise of 920,000 Redeemable Warrants currently owned by certain investors who acquired the Redeemable Warrants as part of the units sold in the 1998 public offering or purchased from the secondary trading markets. The shares of common stock to be issued upon exercise of the Redeemable Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                                 LEGAL MATTERS

The legality of the common stock and Redeemable Warrants offered under this prospectus will be passed on for us by Neuman & Drennen, LLC.

                                     EXPERTS

Our consolidated financial statements as of December 31, 1999 and 1998, and for the years then ended, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC's Public Reference Room in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549, in New York, New York at 7 World Trade Center, Suite 1300, New York, New York 10048 and in Chicago, Illinois at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our electronic SEC filings are also available on the web site maintained by the SEC, which is found at http://www.sec.gov. Our SEC filings are also available from commercial document retrieval services.

                        CELL ROBOTICS INTERNATIONAL INC.

                          INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report....................................................................................F-2
Consolidated Balance Sheets December 31, 1999 and 1998..........................................................F-3
Consolidated Statements of Operations for the years ended December 31, 1999 and 1998............................F-4
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1999 and 1998..................F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998............................F-6
Notes to Consolidated Financial Statements......................................................................F-7
Consolidated Balance Sheets at September 30, 2000 (unaudited) and December 31, 1999............................F-18
Consolidated Statements of Operations for the Three Months ended September 30, 2000 and September
     30, 1999 (unaudited)......................................................................................F-19
Consolidated Statements of Operations for the Nine Months ended September 30, 2000 and September
     30, 1999 (unaudited)......................................................................................F-20
Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2000 and September
     30, 1999 (unaudited)......................................................................................F-21
Notes to Unaudited Consolidated Financial Statements...........................................................F-22

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Cell Robotics International, Inc.


We have audited the accompanying consolidated balance sheets of Cell Robotics International, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cell Robotics International, Inc. and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ KPMG LLP

Albuquerque, New Mexico
March 28, 2000

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998


                                                                 1999                1998
                                                            -------------       -------------
ASSETS
Current assets:
     Cash and cash equivalents                              $     358,379       $   1,375,575
     Accounts receivable, net of allowance for
         doubtful accounts of $23,841 in 1999 and
         $1,841 in 1998 (note 12)                                 206,278             246,573
     Inventory (note 12)                                          897,971             526,249
     Other                                                         36,543             123,271
                                                            -------------       -------------
         Total current assets                                   1,499,171           2,271,668
     Property and equipment, net (note 3)                         485,556             272,894
     Other assets, net (note 4)                                    28,939              38,490
                                                            -------------       -------------
              Total assets                                  $   2,013,666       $   2,583,052
                                                            =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                       $     684,403       $     327,686
     Payroll related liabilities                                  116,617             144,188
     Royalties payable                                             67,519              33,510
     Other current liabilities                                     40,294              27,945
                                                            -------------       -------------
              Total current liabilities                           908,833             533,329
      Note payable (note 10)                                      250,000                   0
                                                            -------------       -------------
              Total liabilities                                 1,158,833             533,329
                                                            -------------       -------------
Stockholders' equity (notes 5 and 9):
     Preferred stock, $.04 par value. Authorized
         2,500,000 shares, zero and 465,533 shares
         issued and outstanding at December 31, 1999
         and 1998, respectively                                         0              18,622
     Common stock, $.004 par value. Authorized
         12,500,000 shares, 8,244,121 and 5,739,248
         shares issued and outstanding at December 31,
         1999 and 1998, respectively                               32,976              22,957
     Additional paid-in capital                                19,154,908          17,916,565
     Accumulated deficit                                      (18,333,051)        (15,908,421)
                                                            -------------       -------------
              Total stockholders' equity                          854,833           2,049,723
                                                            -------------       -------------
Commitments and contingencies  (notes 6 and 8)

                                                            $   2,013,666       $   2,583,052
                                                            =============       =============

          See accompanying notes to consolidated financial statements.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                    1999                1998
                                                -------------       -------------

Product sales                                   $   1,294,936       $   1,249,703
Research and development grants                       122,381             179,298
                                                -------------       -------------

         Total revenues                             1,417,317           1,429,001
                                                -------------       -------------

Product cost of goods sold                         (1,064,130)           (848,240)
SBIR direct expenses                                 (122,381)           (179,298)
                                                -------------       -------------

         Total cost of goods sold                  (1,186,511)         (1,027,538)
                                                -------------       -------------

         Gross profit                                 230,806             401,463
                                                -------------       -------------

Operating expenses:
     General and administrative                       988,288             810,809
     Marketing & Sales                                625,777             609,288
     Research and development                         551,486             849,166
                                                -------------       -------------

         Total operating expenses                   2,165,551           2,269,263
                                                -------------       -------------

         Loss from operations                      (1,934,745)         (1,867,800)
                                                -------------       -------------

Other income (deductions):
     Interest income                                   26,111              85,429
     Interest expense                                    (716)               (975)
     Other                                                  0                   0
                                                -------------       -------------

         Total other income                            25,395              84,454
                                                -------------       -------------

         Net loss                                  (1,909,350)         (1,783,346)
                                                -------------       -------------

Preferred stock dividends                            (515,280)           (274,227)
                                                -------------       -------------

Net loss applicable to common shareholders      $  (2,424,630)      $  (2,057,573)
                                                =============       =============

Weighted average common shares
     outstanding, basic and diluted                 7,734,762           5,278,347
                                                =============       =============

Net loss applicable to common shareholders
     per common share, basic and diluted        $       (0.31)      $       (0.39)
                                                =============       =============

          See accompanying notes to consolidated financial statements.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                Preferred Stock                 Common Stock
                                           --------------------------    --------------------------      Paid-in       Accumulated
                                             Shares         Amount         Shares          Amount        Capital         Deficit
                                           -----------    -----------    -----------    -----------    ------------   ------------


Balance at December 31, 1997                        --    $        --      5,245,414    $    20,982    $ 14,037,243   $(13,613,348)

Issuance of units at $8.25, less
     costs of offering                         460,000         18,400             --             --       3,009,104             --
Exchange of outstanding
     common shares for units                    78,788          3,152       (200,000)          (800)        235,148       (237,500)
Options issued for services                         --             --             --             --          60,688             --
Conversion of series A preferred stock         (73,255)        (2,930)       293,020          1,172           1,758             --
Stock dividend paid on
     series A preferred stock                       --             --        200,614            803         273,424       (274,227)
Issuance of shares at $1.50                         --             --        200,000            800         299,200             --
Net loss for 1998                                                                                                       (1,783,346)
                                           -----------    -----------    -----------    -----------    ------------   ------------
Balance at December 31, 1998                   465,533    $    18,622      5,739,048    $    22,957    $ 17,916,565   $(15,908,421)


Conversion of series A preferred stock        (465,533)       (18,622)     1,862,132          7,449          11,173             --
Stock dividend paid on
    series A preferred stock                        --             --        183,211            732         514,548       (515,280)
Options and warrants issued for services            --             --             --             --          76,909             --
Issuance of shares at $1.50                         --             --        100,000            400         149,600             --
Exercise of stock options                           --             --         27,030            108          37,058             --
Issuance of units at $8.25, less
    costs of offering                               --             --        332,500          1,330         449,055             --
Net loss for 1999                                   --             --             --             --              --     (1,909,350)
                                           -----------    -----------    -----------    -----------    ------------   ------------
Balance at December 31, 1999                        --    $        --      8,244,121    $    32,976    $ 19,154,908   $(18,333,051)
                                           ===========    ===========    ===========    ===========    ============   ============


          See accompanying notes to consolidated financial statements.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998



                                                                     1999             1998
                                                                 ------------    ------------
Cash flows from operating activities:
    Net loss                                                     $ (1,909,350)   $ (1,783,346)
    Adjustments to reconcile net loss to net
       cash used in operating activities:
          Depreciation and amortization                               116,914         115,242
          Amortization of options issued for services                   7,279          53,409
          Options and warrants issued for services                     76,909              --
          Decrease (increase) in accounts receivable                   40,295         (22,717)
          Decrease (increase) in inventory                           (371,722)         59,784
          Decrease (increase) in other current assets                  79,449         (79,903)
          Increase (decrease) in accounts payable
              and payroll related liabilities                         329,146         (57,633)
          Increase (decrease) in other current
              liabilities and royalties payable                        46,358        (220,636)
                                                                 ------------    ------------
    Net cash used in operating activities                          (1,584,722)     (1,935,800)
                                                                 ------------    ------------

Cash flows from investing activities - purchase of
    property and equipment                                           (320,025)       (164,701)
                                                                 ------------    ------------

Cash flows from financing activities:
    Proceeds from sale of units, net of offering costs                450,385       3,052,504
    Proceeds from (repayment of) loans                                250,000        (500,000)
    Proceeds from issuance of common stock                            187,166         300,000
                                                                 ------------    ------------
       Net cash provided by financing activities                      887,551       2,852,504
                                                                 ------------    ------------

Net increase (decrease) in cash and cash equivalents:              (1,017,196)        752,003
Cash and cash equivalents:
    Beginning of year                                               1,375,575         623,572
                                                                 ------------    ------------
    End of year                                                  $    358,379    $  1,375,575
                                                                 ============    ============

Supplemental information:
    Stock options and warrants issued in exchange for services   $     76,909    $     60,688
    Exchange of common stock for units                           $         --    $    237,500
    Stock dividends on Series A Preferred Stock                  $    515,280    $    274,227
    Interest paid                                                $        716    $        975
                                                                 ============    ============

          See accompanying notes to consolidated financial statements.

                        CELL ROBOTICS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1)      BUSINESS AND ACTIVITIES

         The Company has developed and is manufacturing and marketing a series of laser-based medical devices with applications in the blood sample and glucose collection and in vitro fertilization markets. The Company also develops, produces and markets a line of advanced scientific instruments that increase the usefulness and importance of the conventional laboratory microscope. The Company markets its scientific instruments in both domestic and international markets. In 1999, approximately 50 percent of the Company's product sales were domestic, with Asia, Germany, Brazil and South Africa being the Company's principal international markets.

         The Company's customers consist primarily of research institutes, universities, the diabetic patient and diabetic nurse educator as well as the physician community, medical clinics, and distributors.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Basis of Presentation

                  The consolidated financial statements include the accounts of Cell Robotics International, Inc. and its wholly owned subsidiary (the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

         (b)      Financial Statement Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (c)      Cash and Cash Equivalents

                  For purposes of the statements of cash flows, the Company considers all short-term investments with original maturities of three months or less to be cash equivalents.

         (d)      Inventory

                  Inventory is recorded at the lower of cost, determined by the first-in, first-out method, or market. Inventory at December 31 consists of the following:


                                                          1999                1998
                                                     ---------------    ---------------
                  Finished goods                     $        78,358    $         3,003
                  Parts and components                       741,841            394,215
                  Sub-assemblies                              77,772            129,031
                                                     ---------------    ---------------
                                                     $       897,971    $       526,249
                                                     ===============    ===============

         (e)      Property and Equipment

                  Property and equipment are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, which range from five to seven years. Leasehold improvements are amortized over the life of the lease.

                        CELL ROBOTICS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         (f)      Earnings Per Share

                  Basic loss per share is computed on the basis of the weighted average number of common shares outstanding during the year. Diluted loss per share, which is computed on the basis of the weighted average number of common shares and all potentially dilutive common shares outstanding during the year, is the same as basic loss per share for 1999 and 1998, as all potentially dilutive securities were anti-dilutive.

                  Options to purchase 1,618,123 and 1,631,820 shares of common stock were outstanding at December 31, 1999 and 1998, respectively. Additionally, warrants to purchase 1,878,826 and 1,762,576 shares of common stock were outstanding at December 31, 1999 and 1998 respectively. These were not included in the computation of diluted earnings per share as the exercise of these options and warrants would have been anti-dilutive because of the net losses incurred in 1999 and 1998.

         (g)      Fair Value of Financial Instruments

                  The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, royalties payable and accrued liabilities in the consolidated financial statements approximate fair value because of the short-term maturity of these instruments. The fair value of the note payable at December 31, 1999 cannot be determined without excessive costs due to its related party nature.

         (h)      Income Taxes

                  The Company follows the asset and liability method for accounting for income taxes whereby deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

         (i)      Revenue

                  The Company recognizes revenue on sales of its products when the products are shipped from the plant and ownership is transferred to the customer. Appropriate allowances are made for returns.

         (j)      Research and Development

                  Research and development costs related to both present and future products are expensed as incurred. Research and development costs consist primarily of salaries, materials and supplies.

         (k)      Warranties

                  The Company warrants their products against defects in materials and workmanship for one year. The warranty reserve is reviewed periodically and adjusted based upon the Company's historical warranty costs and its estimate of future costs.

         (l)      Stock Option Plan

                  The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, "Accounting for Stock Based Compensation," permits entities to recognize as an expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also

                        CELL ROBOTICS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

(3)      PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at December 31:


                                                              1999               1998
                                                        ---------------    ---------------

                  Furniture and fixtures                $        10,687    $         9,279
                  Computers                                     350,059            344,059
                  Equipment                                     830,458            517,843
                  Leasehold improvements                         48,961             48,961
                                                        ---------------    ---------------
                                                              1,240,167            920,142
                  Accumulated depreciation                     (754,611)          (647,248)
                                                        ---------------    ---------------
                  Net property and equipment            $       485,556    $       272,894
                                                        ===============    ===============

(4)      OTHER ASSETS

         Other assets consist of the following at December 31:


                                                                 1999                1998
                                                            ---------------    ---------------

                  Patents                                            48,246             48,246
                  Non-compete agreements                              8,116              8,116
                                                            ---------------    ---------------
                                                                     56,362             56,362
                  Accumulated amortization                          (27,423)           (17,872)
                                                            ---------------    ---------------
                  Net other assets                          $        28,939    $        38,490
                                                            ===============    ===============

(5)      STOCK OPTIONS, WARRANTS AND EMPLOYEE STOCK PURCHASE PLAN

         (a)      Stock Options

                  The Company has adopted a Stock Incentive Plan (the Plan) pursuant to which the Company's Board of Directors may grant to eligible participants options in the form of Incentive Stock Options (ISO's) under Section 422 of the Internal Revenue Code of 1986, as amended, or options which do not qualify as ISO's (Non-Qualified Stock Options or NQSO's). An aggregate of 1,500,000 shares of the Company's common stock is authorized for issuance under the Plan. Generally, stock options granted under the Plan have five-year terms and become fully exercisable after three or four years from the date of grant.

                        CELL ROBOTICS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  Following is a summary of activity in the Company's options for employees, directors, outside consultants, and technical advisors:


                                                          YEAR ENDED DECEMBER 31,
                                                  1999                                  1998
                                      ------------------------------       ------------------------------
                                        WEIGHTED-                           WEIGHTED-
                                         AVERAGE                             AVERAGE
                                        EXERCISE                            EXERCISE
                                         PRICE             NUMBER             PRICE             NUMBER
                                      ------------      ------------       ------------      ------------

Outstanding at beginning of year      $       1.81         1,631,820       $       2.03         1,000,905
Issued                                $       1.81            20,000       $       2.11           745,000
Exercised                             $       1.38           (27,030)                --                --
Forfeited                             $       1.38            (6,667)      $       2.50           (75,000)
Expired                                         --                --       $       1.78           (39,085)
Repriced                                        --                --       $       2.16          (500,850)
Repriced                                        --                --       $       1.38           500,850
Outstanding at end of year            $       1.82         1,618,123       $       1.81         1,631,820
Exercisable at end of year            $       1.73         1,119,565       $       1.72           994,595

                  The following summarizes certain information regarding outstanding stock options at December 31, 1999:

                                                TOTAL                           EXERCISABLE
                                    ------------------------------      ------------------------------
                                                         WEIGHTED-
                                       WEIGHTED-         AVERAGE         WEIGHTED-
                                       AVERAGE          REMAINING         AVERAGE
  EXERCISE                             EXERCISE        CONTRACTUAL       EXERCISE
   PRICE             NUMBER             PRICE          LIFE (YEARS)        PRICE             NUMBER
------------      ------------      ------------      ------------      ------------      ------------
$      0.843            35,000      $      0.843               3.7      $      0.843            35,000
       1.375           472,153             1.375               2.3             1.375           379,095
       1.750           419,970             1.750               2.1             1.750           419,970
       1.813            20,000             1.813               4.3             1.813                --
       1.875            25,000             1.875               2.0             1.875            25,000
       2.000            40,000             2.000               3.7             2.000            40,000
       2.063           450,000             2.063               3.0             2.063           150,000
       2.500            75,000             2.500               3.7             2.500                --
       2.810            60,000             2.810               .92             2.810            60,000
       3.563            21,000             3.563               1.8             3.563            10,500
                  ------------      ------------      ------------      ------------      ------------
Total                1,618,123      $       1.82               2.5      $      1.730         1,119,565
                  ============      ============      ============      ============      ============

                  During 1998, the Company granted 450,000 options outside of the Plan, for the purchase of the Company's common stock to an officer of the Company. Of the options, 150,000 options vested in 1998 upon closing of the offering described in Note 9, and the remaining 300,000 options vest on November 30, 2002, provided, however, (i) 150,000 options will vest and become exercisable thirty days after any quarter in which the Company reports pre-tax income of at least $50,000; and (ii) 150,000 options will vest and become exercisable upon the Company reporting its first fiscal year with net income of at least $500,000. The options are exercisable for a period of 36 months from each respective vesting date, but in no event later than December 31, 2002.

                  At December 31, 1999, there were 481,877 additional shares available for grant under the Plan. The weighted-average fair value of employee and director stock options granted in 1999 and

                        CELL ROBOTICS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  granted and modified during 1998 was $1.08 and $.76, respectively, calculated on the date of grant or amendment using the Black Scholes option-pricing model with the following weighted-average assumptions:


                                                   1999                1998
                                               ------------       ------------

                  Expected dividend yield               0.0%               0.0%
                  Risk-free interest rate             5.250%             4.767%
                  Expected life of option           4 years            4 years
                  Expected volatility                  75.2%              75.2%

                  The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its employee and director stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the date of grant for its employee and director stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:


                                                                         1999               1998
                                                                     -----------        ------------
                  Reported net loss applicable to common
                    shareholders                                     $(2,424,630)       $ (2,057,573)
                  Pro forma net loss applicable to common
                    shareholders                                      (2,828,058)         (2,461,001)
                  Pro forma net loss per share applicable to
                    common shareholders - basic and diluted          $      (.37)       $       (.47)
                                                                     ===========        ============

         (b)      Warrants

                  The Company has a Placement Agent's Warrant outstanding that was granted to an underwriter. The Placement Agent's Warrant is exercisable through September 30, 2000 to acquire up to
                  11.5 private units at a price of $25,000 per unit. Each unit consists of 20,000 shares of the Company's common stock. The Placement Agent's Warrant also includes 115,000 Class A Common Stock Purchase Warrants exercisable through December 31, 2000 to purchase 115,000 shares of common stock for a price of $1.75 per share (see note 12 - "Subsequent Events").

                  The Company also has a Representative's Warrant outstanding that was granted to the same underwriter. The Representative's Warrant is exercisable through February 2, 2002 to purchase 160,000 shares of common stock at a price of $2.35 per share. The Representative's Warrant also includes 80,000 Common Stock Purchase Warrants exercisable through February 2, 2003 to purchase 80,000 shares of common stock for a price of $2.40 per share.

                  The Company also has a common stock purchase warrant outstanding that was granted to a previous distributor of the Company. The warrant is exercisable through June 12, 2000 to purchase 100,000 shares of common stock for a price of $2.25 per share. (See note 12 - "Subsequent Events")

                  In conjunction with the offering completed in February 1998, and the exchange of common shares for Units in February 1998, the Company has an additional 1,077,576 warrants outstanding exercisable through February 2, 2003 to purchase 1,077,576 shares of common stock for a price of $2.40 per share.

                  In connection with the private placement completed in July 1999, (see note 9 - "Equity Transactions"), the Company has an additional 101,250 warrants outstanding exercisable through February 2, 2003 to purchase 101,250 shares of common stock for a price of $2.40 per share.

                        CELL ROBOTICS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  In consideration for services received, the Company issued 15,000 warrants to a provider of corporate legal services. The warrants are exercisable through February 2, 2003 to purchase 15,000 shares of common stock for a price of $2.40 per share. (See note 9 - "Equity Transactions").

         (c)      Employee Stock Purchase Plan

                  The board of directors and stockholders have approved an Employee Stock Purchase Plan (ESPP). As of December 31, 1999 and 1998, no shares of common stock have been issued under the ESPP and there have been no subscriptions of employees to participate in the ESPP.

(6)      ROYALTY AGREEMENTS

         The Company is party to several royalty agreements under which it must make payments to the original holders of patents on components used in its products. Such royalties, equal to 1 to 2 percent of the net sales of the products containing patented components, are generally due upon sale of the products.

         Additionally, one royalty agreement requires a royalty payment equal to 7 percent of revenue generated from sales of the Company's products and pertains to the Company's worldwide, non-exclusive license agreement that continues until March 31, 2016. Beginning with the year 1999, the minimum royalty payable each year is $35,000 payable as follows:
         $17,500 sixty days after the end of each semiannual period ending June 30 and December 31.

(7)      INCOME TAXES

         No provision for federal or state income tax expense has been recorded due to the Company's losses. The Company has net operating loss carryforwards and temporary differences that give rise to the following deferred tax assets and liabilities:


                                                         DECEMBER 31,
                                                  1999                1998
                                               ------------       ------------
Deferred tax assets:
         Net operating loss carryforwards      $  5,375,500       $  4,825,000
         Inventory capitalization                   150,000             97,000
         Vacation and sick leave payable             30,000             30,000
         Depreciation                                 7,500                 --
         Accrued expenses                                 0             18,000
                                                     48,000             48,000
                                               ------------       ------------

                                                                  ------------
                                                  5,610,000          5,018,000
Less valuation allowance                         (5,573,000)        (4,986,000)
                                               ------------       ------------

                                                                  ------------
         Net deferred tax asset                $     37,000       $     32,000
                                               ============       ============

                                                                  ============
Deferred tax liabilities:
         Amortization                          $     31,000       $     32,000
         Depreciation                                 6,000                 --
                                               ------------       ------------

                                                                  ------------
         Net deferred income taxes             $         --       $         --
                                               ============       ============

                                                                  ============

                        CELL ROBOTICS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The net deferred taxes have been fully offset by a valuation allowance since the Company cannot currently conclude that it is more likely than not that the benefits will be realized. The net operating loss carryforward for income tax purposes of approximately $15,800,000 expires beginning in 2006 through 2018. Ownership changes resulting from the Company's reorganization in 1995 will limit the use of this net operating loss under applicable Internal Revenue Service regulations.

(8)      COMMITMENTS AND CONTINGENCIES

         The Company is obligated under a non-cancelable operating lease for building facilities, which is subject to 3 percent annual increases and expires on November 30, 2002. Rent expense for 1999 and 1998 was $112,939 and $105,987, respectively. Minimum annual lease commitments for all building facilities at December 31, 1999 are: $102,162 for 2000; $105,195 for 2001 and $98,977 for 2002.

         Paradigm Group, LLC ("Paradigm"), an investment and financial consulting company, has alleged that the Company agreed to issue 185,000 shares of the Company's common stock to Paradigm for $2.40 per share as part of a proposed private placement offering. The allegation is based upon an alleged oral agreement between the Company and Paradigm. The Company denies that any binding agreement was reached, that any and all discussions between the two parties were preliminary discussions about a proposed private placement offering, which was at all times subject to the authorization and approval by the Company's Board of Directors, which did not occur and a material condition precedent to the consummation of any agreement between the parties. Currently, no action has been filed for this claim to the Company's knowledge.

         Big Sky Laser Technologies, Inc. ("BSLT"), an OEM manufacturer and developer of laser-based medical devices, has alleged that the Company is in breach of contract under an exclusive OEM supplier agreement dated May 20, 1998 entered into by the parties (the "Agreement"). Under the terms of the Agreement, BSLT was granted exclusive manufacturing rights to the Professional Lasette product while the Company maintained the exclusive distribution rights to the same, subject to certain minimum order requirements. BSLT has given the Company notice of termination and notice of breach of the Agreement, alleging in pertinent part that the Company (1) failed to take delivery of 1,012 units of the Professional Lasette product; (2) failed to provide laser rods and other components necessary in the manufacture of 1,000 units ordered by the Company; and (3) failed to make the required payment for certain products already delivered to the Company. The Company disagrees with these allegations. BSLT and the Company are currently in discussions seeking to restructure their relationship and/or reach an amicable resolution involving the Agreement.

(9)      EQUITY TRANSACTIONS

         In February 1998, the Company sold 460,000 Units (including the Underwriter's "Over-Allotment Option, which consisted of 60,000 Units), each Unit consisting of one share of Series A Convertible Preferred Stock (the "Preferred Stock"), convertible into four common shares, and two common stock purchase warrants each exercisable to acquire one share of common stock at an exercise price of $2.40 per share (the "Warrants"), in a registered offering to the public. Each Unit was sold at a price to the public of $8.25 resulting in gross proceeds of $3,795,000. The Unit Price of $8.25 per Unit was based on the public trading price of the four shares of common stock issuable upon conversion of the Preferred Stock, which, on the effective date of the Registration Statement, was $1.938 per share, or $7.75, with each Warrant being valued at $0.25 per Warrant, resulting in the Unit price of $8.25. The value of each Warrant was determined by the underwriter and was based on the difference between the public trading price of four shares of common stock on the Friday preceding the effective date of the Registration Statement, which was $7.75, resulting in a Warrant value of $0.25 each. After consideration of the Underwriter's commission and discount and other offering costs, net proceeds to the Company were approximately $3.0 million. The Company utilized $500,000 to repay a short-term loan concurrent with the offering.

                        CELL ROBOTICS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The Preferred Stock was convertible at any time at the option of the holder. The Preferred Stock was convertible automatically upon the earlier of February 2001 or the date upon which the sum of the closing bid prices of the Preferred Stock and the Warrants included in the Units had been at least $12.375 for ten consecutive trading dates. The Preferred Stock had a liquidation preference of $8.25 per share and was entitled to a semiannual dividend of four-tenths of one share of common stock for each share of Preferred Stock. In January 1999, the Preferred Stock automatically converted to common stock based on the provisions detailed above.

         Each Warrant entitles the holder thereof to purchase at any time prior to February 2003, one share of common stock at a price of $2.40 per share. The Warrants may be redeemed by the Company for a redemption price of $0.25 per Warrant under certain conditions.

         In February 1998, the Company allowed a principal shareholder who acquired 200,000 shares of common stock in August 1997 for $650,000 to exchange such shares for 78,788 Units. In connection herewith, a charge to accumulated deficit of $237,500 was recognized.

         In September 1998, the Company sold 200,000 shares of common stock for $300,000 to Chronimed, Inc. This investment by Chronimed was made as part of the exclusive distribution agreement entered into by the companies in August 1998. In March 1999, the Company shipped prototypes of the Personal Lasette to Chronimed. As part of, what was then, an exclusive distribution agreement, Chronimed was obligated to make an additional $150,000 investment in the Company upon acceptance of the prototypes. Chronimed made that investment in April 1999. In December 1999, the Company and Chronimed mutually agreed to convert their exclusive distribution agreement to a non-exclusive distribution agreement with no further equity or other commitments on behalf of either party.

         In July 1999, the Company sold 9.5 units to four investors in a private placement of its securities. Each unit consisted of 35,000 shares of common stock and 7,500 common stock purchase warrants. Each warrant is exercisable through February 2, 2003 to purchase one share of common stock for a price of $2.40 per share. In connection with this private placement, the Company granted 15,000 warrants to two placement agents. In connection with other investment banking services the Company granted an additional 15,000 warrants to one of the placement agents for those services unrelated to this private placement. These 30,000 warrants are exercisable through February 2, 2003 to purchase one share of common stock for a price of $2.40 per share.

(10)     NOTE PAYABLE

         In December 1999 the Company obtained a note payable for $250,000, from a member of its Board of Directors. The note does not bear interest if the note is paid in full at the end of six months. However, at the end of six months, any unpaid balance will begin to accrue interest at 6%. The balance as of January 15, 2001 is payable in 6 monthly installments beginning on that date.

(11)     CAPITAL RESOURCES

         Since inception, the Company has incurred operating losses and other equity, which have resulted in an accumulated deficit of $18,333,051 and operations that used net cash of $1,584,722 in 1999.

         The Company's ability to improve cash flow and ultimately achieve profitability will depend on its ability to significantly increase sales. Accordingly, the Company is manufacturing and marketing a series of laser-based medical devices, which leverage the Company's existing base of patented technology. The Company believes the markets for these new products are broader than that of the scientific instrumentation market and, as such, offer a greater opportunity to significantly increased sales. In addition, the Company is pursuing development and marketing partners for several of its new medical products. These partnerships

                        CELL ROBOTICS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         will enhance the Company's ability to rapidly ramp-up its marketing and distribution strategy, and possibly offset the products' development costs.

         Although the Company has begun manufacturing and marketing its laser-based medical devices and continues to market its scientific instrument line, it does not anticipate achieving profitable operations any sooner than the fourth quarter of fiscal 2000. As a result, the Company's working capital surplus is expected to erode over the next twelve months. Nevertheless, the Company expects that its present working capital surplus, increased sales, and the proceeds from private convertible debt and equity placements (see note 12 - "Subsequent Events") will be sufficient to cover its expected operational deficits through 2000.

(12)     SUBSEQUENT EVENTS

         In January 2000, the Company terminated its public and investor relations agreement with RCG Capital Markets Group, Inc. effective January 1, 2000. In lieu of payment for three additional months of service retainer fees, options for an additional 25,000 shares at an exercise price equal to the closing price of the Company's common stock on February 15, 2000 were granted. Due to early termination of this agreement, 50,000 unvested options were cancelled.

         Additionally, in January 2000, the Company issued a total of 40,000 common stock purchase warrants to an investment research firm and its new public relations firm. The Company is also committed under the terms of the agreement with the new public relations firm to issue an additional 30,000 warrants if representation continues beyond six months. The warrants are exercisable through February 2, 2003 to purchase one share of common stock for a price of $2.40 per share. Of the additional 30,000 warrants, 15,000 vest after three months of services and the remaining 15,000 vest after six months of services. The fair value of these performance-based options will be measured upon vesting and be charged to operations at such time.

         In February 2000 and subsequently amended in March 2000, the Company executed a secured convertible promissory note from a private investor. The principal amount of $1,200,000 will be paid in full with 500,000 shares of the Company's common stock at the time such shares are registered with the SEC. The private investor paid $250,000 on March 3, 2000; $250,000 on March 9, 2000; $200,000 on March 28, 2000; and the
         remaining $500,000 will be paid on or before April 21, 2000. If the $500,000 payment is not made by April 21, 2000 by the private investor, a financial institution will make the payment to the Company subject to an irrevocable payment guarantee on April 28, 2000. The note will bear interest from July 25, 2000 at the Bank of America prime rate as of March 3, 2000 plus 500 basis points with no interest accruing until July 25, 2000. The principal amount and any accrued unpaid interest is due and payable on any date after February 25, 2001 but before February 25, 2002. This note is secured by accounts receivable and inventory of the Company. In connection with the beneficial conversion feature of this note, the Company will record a charge of $1,200,000 upon registration of the common stock with the SEC and conversion of the note into common stock.

         Additionally, in February 2000, an underwriter in a previous offering exercised a portion of its Placement Agent's Warrants to purchase a total of 10.9825 private units at a price of $25,000 per unit. Each unit consists of 20,000 shares of common stock and 10,000 Class A Common Stock Purchase Warrants. Proceeds to the Company were approximately $467,000.

         In March 2000, a previous distributor of the Company exercised its common stock purchase warrant to purchase 100,000 shares of common stock at a price of $2.25 per share.

                        CELL ROBOTICS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(13)     OPERATING SEGMENTS

         The Company has two operating segments: scientific research instruments and laser-based medical devices. The scientific research instruments segment produces research instruments for sale to universities, research institutes, and distributors. The laser-based medical devices segment produces medical devices for sale to fertility clinics, diabetic patients and diabetic nurse educators as well as the physician community, medical clinics, and to distributors.

         The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates segment performance based on profit or loss from operations prior to the consideration of unallocated corporate general and administrative costs. The Company does not have intersegment sales or transfers.

         The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business utilizes different technologies and marketing strategies.


                                                             DECEMBER 31, 1999
                                                             -----------------
                                     SCIENTIFIC          LASER-BASED
                                      RESEARCH             MEDICAL
                                     INSTRUMENTS           DEVICES              CORPORATE              TOTAL
                                   --------------       --------------       --------------       --------------

Revenues from customers            $      736,616              558,320                   --            1,294,936
Research and development
         grants                           122,381                   --                   --              122,381
Profit (loss) from operations              (3,416)            (953,230)            (978,099)          (1,934,745)
Segment assets                            397,050            1,095,976              520,640            2,013,666


                                                             DECEMBER 31, 1998
                                                             -----------------
                                     SCIENTIFIC          LASER-BASED
                                      RESEARCH             MEDICAL
                                     INSTRUMENTS           DEVICES              CORPORATE              TOTAL
                                   --------------       --------------       --------------       --------------
Revenues from customers                   895,993             353,710                   --            1,249,703
Research and development
         grants                           179,298                  --                   --              179,298
Profit (loss) from operations             226,921          (1,311,430)            (783,291)          (1,867,800)
Segment assets                            465,564             307,258            1,810,230            2,583,052

         Segment assets for scientific research instruments and laser-based medical devices represent accounts receivable, inventory and specifically identifiable manufacturing equipment. The remaining assets are not allocated among the segments, as there is no practical method to allocate those assets between the segments.

                        CELL ROBOTICS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The Company has no foreign operations. However, total export sales for the year ended December 31, 1999 were primarily to Asia, Germany, Brazil and South Africa and totaled $643,957. For the year ended December 31, 1998 export sales totaled $490,892 and were primarily to Germany, Asia and Australia. Export sales are attributed to the country where the product is shipped. Sales revenue to individual customers, each of which accounted for 10 percent or more of total sales, are as follows for the years ended December 31:


                                    1999             1998
                                 ----------      ----------


Customer A, a related party         324,217         234,800
Customer B, a related party         167,160              --
Customer C                               --         195,518

                        CELL ROBOTICS INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                                    AS OF             AS OF
                                                               SEPTEMBER 30,       DECEMBER 31,
                                                                    2000               1999
                                                               -------------       ------------
                                                                 (UNAUDITED)         (AUDITED)
ASSETS
Current assets:
     Cash and cash equivalents                                  $  2,003,068       $    358,379
     Accounts receivable, net of allowance for
         doubtful accounts of $1,841 and $23,841
         in 2000 and 1999, respectively                              266,144            206,278
     Inventory                                                     1,073,362            897,971
     Other                                                            72,919             36,543
                                                                ------------       ------------
         Total current assets                                      3,415,493          1,499,171
Property and equipment, net                                          479,119            485,556
Other assets, net                                                     25,316             28,939
                                                                ------------       ------------
              Total assets                                      $  3,919,928       $  2,013,666
                                                                ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                           $    265,301       $    684,403
     Note payable                                                    250,000                 --
     Payroll related liabilities                                     176,078            116,617
     Royalties and commissions payable                                66,882             67,519
     Other current liabilities                                       517,648             40,294
                                                                ------------       ------------
              Total current liabilities                            1,275,909            908,833
                                                                ------------       ------------
     Note payable                                                         --            250,000
              Total liabilities                                    1,275,909          1,158,833
                                                                ------------       ------------

Stockholders' equity:
     Preferred stock, $.04 par value. Authorized
         2,500,000 shares, zero shares issued
         and outstanding at September 30, 2000
         and December 31, 1999                                             0                  0
     Common stock, $.004 par value.  Authorized
         50,000,000 shares, 9,965,644 and 8,244,121 shares
         issued and outstanding at September 30, 2000
         and December 31, 1999, respectively                          39,863             32,976
     Additional paid-in capital                                   25,026,032         19,154,908
     Accumulated deficit                                         (22,421,876)       (18,333,051)
                                                                ------------       ------------
              Total stockholders' equity                           2,644,019            854,833
                                                                ------------       ------------
                                                                $  3,919,928       $  2,013,666
                                                                ============       ============

     SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                        CELL ROBOTICS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                              UNAUDITED
                                                          THREE MONTHS ENDED
                                                SEPTEMBER 30, 2000  SEPTEMBER 30, 1999
                                                ------------------  ------------------

Product sales                                     $      272,633       $      205,744
Research and development grants                           10,029               58,732
                                                  --------------       --------------
         Total revenues                                  282,662              264,476
                                                  --------------       --------------

Product cost of goods sold                              (724,410)            (185,785)
SBIR direct expenses                                     (10,029)             (56,938)
                                                  --------------       --------------
         Total cost of goods sold                       (734,439)            (242,723)
                                                  --------------       --------------

Gross profit (loss)                                     (451,777)              21,753
                                                  --------------       --------------
Operating expenses:
     General and administrative                          255,699              202,664
     Marketing and sales                                 386,092              150,944
     Research and development                            264,677              129,843
                                                  --------------       --------------
         Total operating expenses                        906,468              483,451
                                                  --------------       --------------

Loss from operations                                  (1,358,245)            (461,698)
                                                  --------------       --------------

Other income (expense):
     Other income                                         24,585                6,968
     Interest expense                                 (1,223,467)                (519)
                                                  --------------       --------------
         Total other income (expense)                 (1,198,882)               6,449
                                                  --------------       --------------

         Net loss                                 $   (2,557,127)      $     (455,249)
                                                  ==============       ==============

Weighted average common shares
     outstanding, basic and diluted                    9,610,079            8,202,785
                                                  ==============       ==============

Net loss per common share, basic and diluted      $        (0.27)      $        (0.06)
                                                  ==============       ==============

     SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                        CELL ROBOTICS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                      UNAUDITED
                                                                   NINE MONTHS ENDED
                                                       SEPTEMBER 30, 2000    SEPTEMBER 30, 1999
                                                       ------------------    ------------------

Product sales                                            $      749,055       $    1,271,293
Research and development grants                                  17,323              109,964
                                                         --------------       --------------
         Total revenues                                         766,378            1,381,257
                                                         --------------       --------------

Product cost of goods sold                                   (1,249,940)            (941,073)
SBIR direct expenses                                            (17,323)            (108,170)
                                                         --------------       --------------
         Total cost of goods sold                            (1,267,263)          (1,049,243)
                                                         --------------       --------------

Gross profit (loss)                                            (500,885)             332,014
                                                         --------------       --------------

Operating expenses:
     General and administrative                               1,027,505              757,235
     Marketing and sales                                        771,522              505,168
     Research and development                                   578,244              397,701
                                                         --------------       --------------
         Total operating expenses                             2,377,271            1,660,104
                                                         --------------       --------------

Loss from operations                                         (2,878,156)          (1,328,090)
                                                         --------------       --------------

Other income (expense):
     Other income                                                43,951               22,024
     Interest expense                                        (1,254,620)                (659)
                                                         --------------       --------------
         Total other income (expense)                        (1,210,669)              21,365
                                                         --------------       --------------

         Net loss                                            (4,088,825)          (1,306,725)
                                                         --------------       --------------

Preferred stock dividends                                            --             (515,280)
                                                         --------------       --------------
         Net loss applicable to common shareholders      $   (4,088,825)      $   (1,822,005)
                                                         ==============       ==============

Weighted average common shares
     outstanding, basic and diluted                           9,057,133            7,568,249
                                                         ==============       ==============

Net loss applicable to common shareholders
     per common share, basic and diluted                 $        (0.45)      $        (0.24)
                                                         ==============       ==============

     SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                        CELL ROBOTICS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                           UNAUDITED
                                                                         NINE MONTHS ENDED
                                                              SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
                                                              ------------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                   $   (4,088,825)      $   (1,306,725)
     Adjustments to reconcile net loss to net
         cash used in operating activities:
     Depreciation and amortization                                      84,784               61,096
     Beneficial conversion charge                                    1,200,000                   --
     Loss on sale of asset                                              35,000                   --
     Amortization of options issued for services                            --                7,279
     Options and warrants issued for services                          261,802               76,909
     Common stock issued for services                                  551,405                   --
     Increase in accounts receivable                                   (59,866)              (8,841)
     Increase in inventory                                            (175,391)            (251,310)
     Decrease (increase) in other current assets                       (36,376)              87,344
     Increase in current liabilities                                   117,076              168,196
                                                                --------------       --------------
     Net cash used in operating activities                          (2,110,391)          (1,166,052)
                                                                --------------       --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of asset                                       232,500                   --
     Purchase of fixed assets                                         (342,224)            (280,273)
                                                                --------------       --------------
     Net cash used in investing activities                            (109,724)            (280,273)
                                                                --------------       --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common stock                          1,735,502              155,500
     Proceeds from exercise of stock options                           225,066                   --
     Proceeds from exercise of warrants                                691,756                   --
     Proceeds from sale of units, net of offering costs                     --              475,000
     Proceeds from issuance of secured convertible
         note, net of expenses                                       1,212,480                   --
                                                                --------------       --------------
     Net cash provided by financing activities                       3,864,804              630,500
                                                                --------------       --------------

     Net increase (decrease) in cash and cash equivalents:           1,644,689             (815,825)
     Cash and cash equivalents:
     Beginning of period                                               358,379            1,375,575
                                                                --------------       --------------
     End of period                                              $    2,003,068       $      559,750
                                                                ==============       ==============

SUPPLEMENTAL INFORMATION:

     Accrued offering costs                                                 --               25,000
     Interest paid                                                          --                  659
     Issuance of preferred dividend                                         --              515,280
     Conversion of secured convertible note                     $    1,200,000       $           --
                                                                ==============       ==============

     SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                       CELL ROBOTICS INTERNATIONAL, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000



1.       Presentation of Unaudited Consolidated Financial Statements

These unaudited consolidated financial statements have been prepared in accordance with the rules of the SEC and, therefore, do not include all information and footnotes otherwise necessary for a fair presentation of financial position, results of operations and cash flows, in conformity with generally accepted accounting principles. However, the information furnished, in the opinion of management, reflects all adjustments necessary to present fairly the Company's financial position, results of operations and cash flows. The results of operations are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

New accounting pronouncements:

In June 1999, Statement of Financial Accounting Standards ("SFAS") No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Dare of FASB Statement No. 133, was issued. SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The provisions of this statement are now effective for financial statements for fiscal years beginning after June 15, 2000, although early adoption is allowed. We plan to adopt the provisions of SFAS No. 133 on January 1, 2001. We do not expect the adoption of this standard to have a material effect on our results of operations or financial position.

In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock
Compensation: an Interpretation of APB Opinion No. 25. This interpretation clarifies the application of APB Opinion No. 25, Accounting for Stock Issued to Employees, and was effective July 1, 2000. Our adoption of this interpretation did not have a material effect on our results of operations or financial position.

In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. This bulletin summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB No. 101B, which delayed the implementation date of SAB No. 101 until the fourth fiscal quarter of fiscal years beginning after December 15, 1999, although early adoption is allowed. We do not expect our adoption of the provisions of this statement to have a material effect on our results of operations or financial position.

2.       Issuance of Equity Securities and Convertible Note

In January 1999, the Company's Preferred Stock automatically converted into shares of Common Stock, when the sum of closing bid prices of the Preferred Stock and two Warrants was at least $12.375 for ten consecutive days. Due to the automatic conversion, a final dividend on the Preferred Stock of 183,211 shares of the Company's Common Stock was accrued and subsequently paid on the Preferred Stock for all Preferred shareholders of record on February 2, 1999.

In July 1999, the Company sold 9.5 units to four investors in a private placement of its securities. Each unit consisted of 35,000 shares of Common Stock and 7,500 Common Stock purchase warrants. Each warrant is exercisable through February 2, 2003 to purchase one share of Common Stock at a price of $2.40 per share. In connection with this private placement, the Company granted 15,000 warrants to two placement agents. The Company granted an additional 15,000 warrants to one of these placement agents for other investment banking services, which were unrelated to the private placement. These 30,000 warrants are exercisable through February 2, 2003 to purchase one share of Common Stock at a price of $2.40 per share.

In January 2000, the Company terminated its public and investor relations agreement with RCG Capital Markets Group, Inc. effective January 1, 2000. In lieu of payment for three additional months of service retainer fees, the

                       CELL ROBOTICS INTERNATIONAL, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000


Company granted options for an additional 25,000 shares of Common Stock at an exercise price equal to $3.25, the closing price of the Company's Common Stock on February 15, 2000. Due to early termination of this agreement, 50,000 unvested options were cancelled.

Additionally, in January 2000, the Company issued a total of 40,000 Common Stock purchase warrants to an investment research firm and its new public relations firm. The Company was also committed under the terms of the agreement with the new public relations firm to issue an additional 30,000 warrants if representation continued beyond six months. The warrants are exercisable through February 2, 2003 to purchase one share of Common Stock for a price of $2.40 per share. Of the additional 30,000 warrants, 15,000 vested April 1, 2000, after three months of service, and the remaining 15,000 vested on July 1, 2000, after six months of service. The fair value of these performance-based options has been measured upon vesting and charged to operations at such time.

In February 2000, the Company executed a secured convertible promissory note from a member of the Company's Board of Directors, which was amended in March 2000. The director advanced $250,000 on March 3, 2000; $250,000 on March 9, 2000; $200,000 on March 28, 2000; and the remaining $500,000 on April 26, 2000 under the note. The principal amount of $1,200,000 was paid in full with and converted into 500,000 shares of Common Stock on August 30, 2000. An SB-2 registration statement registering the shares issuable upon conversion of the promissory note was declared effective by the SEC on July 20, 2000. In connection with the beneficial conversion of this note, the Company recorded a non-cash charge of $1,200,000 in the quarter ended September 30, 2000.

In February 2000, an underwriter in a previous offering exercised a portion of its Placement Agent's Warrants to purchase a total of 10.9825 units at a price of $25,000 per unit. Each unit consists of 20,000 shares of Common Stock and class A warrants exercisable for 10,000 shares of Common Stock. The underwriter exercised the underlying class A warrants simultaneously with the exercise of the Private Placement Warrants. Proceeds to the Company were approximately $467,000.

In March 2000, a previous distributor of the Company exercised its warrant to purchase 100,000 shares of Common Stock at a price of $2.25 per share. Proceeds to the Company were approximately $225,000.

On May 26, 2000 the Company issued 500,000 shares of its Common Stock for $2,000,000 in a private placement with Paulson Investment Company of Portland, Oregon. A five percent placement fee was paid to Mark T. Waller of BridgeWorks Capital, a current member of the Company's Board of Directors after the close of the transaction.

In February, May and June 2000, the Company issued a total of 130,000 shares of its Common Stock to Pollet & Richardson as payment for legal services.

3.       Notes Payable

In December 1999, the Company obtained a note payable for $250,000 from a member of its Board of Directors. The note bears interest at six percent. The balance as of January 15, 2001 is payable in six monthly installments beginning on that date.

See also Note 2 for discussion of the issuance and conversion of a $1.2 million secured convertible promissory note.

4.       Earnings Per Share

Basic loss per share is computed on the basis of the weighted average number of shares of Common Stock outstanding during the quarter. Diluted loss per share, which is computed on the basis of the weighted average number of shares of Common Stock and all potentially dilutive shares of Common Stock outstanding during the quarter, is the same as basic loss per share for the periods ended September 30, 2000 and 1999, as all potentially dilutive securities were anti-dilutive.

                       CELL ROBOTICS INTERNATIONAL, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000


Options to purchase 1,660,242 and 1,645,320 shares of Common Stock were outstanding at September 30, 2000 and 1999, respectively. Warrants to purchase 1,503,826 and 1,911,326 shares of Common Stock were outstanding at September 30, 2000 and 1999, respectively. These were not included in the computation of diluted loss per share as the exercise of the options would have been anti-dilutive because of the net losses incurred in the periods ended September 30, 2000 and 1999.

5.       Operating Segments

We have two operating segments, scientific research instruments and laser-based medical devices. The scientific research instruments segment produces research instruments for sale to universities, research institutes and distributors. The laser-based medical devices segment produces medical devices for sale to fertility clinics, medical product distributors and directly to customers. The products produced for fertility clinics and associated technology was sold by the Company in May 2000 for $100,000 cash and 12% royalty payments on future net sales.

We evaluate segment performance based on profit or loss from operations prior to the consideration of unallocated corporate general and administration costs. At this time we do not have intersegment sales or transfers.

Our reportable segments are strategic business units that offer different products and services. They are managed separately because each business utilizes different technologies and marketing strategies.


                                                       NINE MONTHS ENDED
                                                      SEPTEMBER 30, 2000
                                                      ------------------
                                         SCIENTIFIC       LASER-BASED
                                          RESEARCH          MEDICAL
                                        INSTRUMENTS         DEVICES           CORPORATE           TOTAL
                                       ------------      ------------       ------------       ------------

Revenues from customers                $    424,773           324,282                 --            749,055
         Research and development
              grants                         17,323                --                 --             17,323
Profit (loss) from operations                 1,679        (1,378,702)        (1,501,133)        (2,878,156)



                                                           NINE MONTHS ENDED
                                                          SEPTEMBER 30, 1999
                                                          ------------------
                                             SCIENTIFIC       LASER-BASED
                                              RESEARCH          MEDICAL
                                            INSTRUMENTS         DEVICES           CORPORATE            TOTAL
                                            ------------      ------------       ------------       ------------

Revenues from customers                     $    677,987           593,306                 --          1,271,293
         Research and development
              grants                             109,964                --                 --            109,964
         Profit (loss) from operations            52,850          (640,260)          (740,680)        (1,328,090)

                       CELL ROBOTICS INTERNATIONAL, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000




                                                                  THREE MONTHS ENDED
                                                                  SEPTEMBER 30, 2000
                                                                  ------------------
                                        SCIENTIFIC        LASER-BASED
                                         RESEARCH          MEDICAL
                                       INSTRUMENTS         DEVICES           CORPORATE             TOTAL
                                       ------------      ------------       ------------       ------------

Revenues from customers                $    207,303            65,330                 --            272,633
         Research and development
              grants                         10,029                --                 --             10,029
Profit (loss) from operations                86,606          (699,015)          (745,836)        (1,358,245)


                                                                  THREE MONTHS ENDED
                                                                  SEPTEMBER 30, 1999
                                                                  ------------------
                                        SCIENTIFIC         LASER-BASED
                                         RESEARCH            MEDICAL
                                       INSTRUMENTS           DEVICES          CORPORATE            TOTAL
                                       ------------       ------------       ------------       ------------

Revenues from customers                $    121,742             84,002                 --            205,744
         Research and development
              grants                         58,732                 --                 --             58,732
         Loss from operations               (34,195)          (228,732)          (198,771)          (461,698)

6.       Capital Resources

Since inception, the Company has incurred operating losses and other equity charges, which have resulted in an accumulated deficit of $22,329,054. During the nine-month period ended September 30, 2000, the Company's operations used net cash of $2,110,391.

The Company's ability to improve cash flow and ultimately achieve profitability will depend on its ability to significantly increase sales. The Company is primarily focusing its efforts on manufacturing and marketing a series of laser-based medical devices, which leverage the Company's existing base of patented technology. The Company believes the markets for these products are broader than those of the scientific instrumentation market, and, as such, offer a greater opportunity of significantly increased sales. In addition, the Company is pursuing development and marketing partners for several of its medical products. If the Company is able to obtain and develop these partnerships for the laser-based medical devices, the Company believes they will enhance the Company's ability to rapidly ramp-up its marketing and distribution strategy, and possibly offset the products' development costs.

Although the Company has begun manufacturing and marketing its laser-based medical devices and continues to market its scientific instrument line, it does not anticipate achieving profitable operations any earlier than fiscal 2001. As a result, the Company's working capital surplus is expected to erode over the next 12 months. Nevertheless, the Company expects that its present working capital surplus and increased sales will be sufficient to cover its expected operational deficits through 2000. To ensure sufficient working capital exists for 2001 the Company may be required to seek additional financing through the sale of equity or debt securities.

7.       Legal Matters

Big Sky Laser Technologies, Inc. ("BSLT"), an original equipment manufacturer and developer of laser-based medical devices, has filed a lawsuit alleging that the Company is in breach of contract, has committed fraud and misrepresentation and is in violation of the Racketeer Influenced and Corrupt Organizations Act. The total damages

                       CELL ROBOTICS INTERNATIONAL, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000



claimed by BSLT approximate $8,200,000. The Company disagrees with these allegations and will vigorously defend the lawsuit. The Company has received extensions of time to answer or otherwise respond to the complaint in court while the Company and BSLT, through their respective attorneys, attempt to negotiate an amicable resolution to the various disputes. The Company anticipates making various payments to BSLT in connection with any settlement and has accrued $400,000 as of September 30, 2000 to cover its estimated costs of settling this lawsuit.

===============================================================================








                        Cell Robotics International, Inc.


                        1,757,051 Shares of Common Stock


                297,576 Redeemable Common Stock Purchase Warrants









                                   ---------

                                   PROSPECTUS

                               DECEMBER ___, 2000


                                   ---------





===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7-109-102 of the Colorado Business Corporation Act, or the CBCA, provides that a company may indemnify a person who was, is or is threatened to be made a named defendant or respondant in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "proceeding"), because the person is or was a director against liability incurred in the proceeding if the person conducted himself or herself in good faith; and the person reasonably believed, in the case of conduct in an official capacity with the company, that his or her conduct was in the company's best interests, and in all other cases, that his or her conduct was at least not opposed to the company's best interests; and in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. A company may not indemnify a director in connection with a proceeding by or in the right of the company in which the director was adjudged liable to the company or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Unless limited by its articles of incorporation, Section 7-109-103 of the CBCA states that a company shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding. Unless otherwise provided in a company's articles of incorporation, Section 7-109-107 of the CBCA states that an officer is entitled to mandatory indemnification under Section 7-109-103 of the CBCA. Section 7-109-107 also states that unless provided in its articles of incorporation, a company may indemnify an officer, employee, fiduciary or agent of the company to the same extent as a director.

The company's Articles of Incorporation provide that the company may and shall indemnify each director, officer and any employee or agent of the company, his heirs, executors and administrators, against any and all expenses or liability reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director, officer, employee or agent of the company to the full extent required or permitted by the CBCA, as amended.

Article XIII of the company's Amended and Restated Bylaws states that the company may indemnify against liability incurred in any proceeding an individual who was, is or is threatened to be made a named defendant or respondant in any proceeding because he is or was a director if he conducted himself in good faith; he reasonably believed, in the case of conduct in his official capacity with the company, that his conduct was in the company's best interests, or in all other cases, that his conduct was at least not opposed to the company's best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The company may not indemnify a director in connection with a proceeding by or in the right of the company in which the director was adjudged liable to the company or in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The company shall indemnify a person who is or was a director or officer of the company and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party against reasonable expenses incurred by him in connection with the proceeding.

Under the sections of the CBCA and the company's Bylaws included in this prospectus, a "director" includes an individual who is or was a director of a company or an individual who, while a director of a company, is or was serving at the company's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manger, a member, a partner, a promoter or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan.

The company may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary or agent of the company and who, while a director, officer, employee, fiduciary or agent of the company, is or was serving at the request of the company as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic company or of any partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the provisions of Article XIII of the company's Bylaws. The company currently maintains a $1,000,000 insurance policy that covers directors and officers' liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of the offering, all of which are to be borne by the company, are as follows:


                  Printing Expenses*                                  5,000
                  Accounting Fees and Expenses*                      15,000
                  Legal Fees and Expenses*                           60,000
                  Registrar and Transfer Agent Fee*                   1,000
                  Miscellaneous*                                      1,000
                                                                  ---------

                           Total*                                   $82,000

----------

*  Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On September 11, 1998, we sold to one investor 200,000 shares of our common stock, at a price of $1.50 per share, for gross proceeds of $300,000. The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

In June 1999, we sold an additional 100,000 shares of our common stock, at a price of $1.50 per share, for gross proceeds of $150,000. The investor was an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

In July 1999, we sold to four investors a total of 9.5 units, each unit consisting of 35,000 shares of our common stock and 7,500 warrants. Each unit was sold at a price of $50,000, resulting in gross proceeds of $475,000. The investors were persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

In July 1999, in connection with our sale to four investors of 9.5 units, we issued 62,500 warrants to four persons for services rendered in connection with the offering. The services were valued at $.40625 per warrant. The persons receiving the warrants were all qualified investors in terms of their investment sophistication or "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

In August 1999, we issued to one person 15,000 warrants in consideration of services rendered. We valued the services at $.40625 per warrant. The warrants were issued to one person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

In January 2000, we terminated our public and investor relations agreement with RCG Capital Markets Group, Inc. effective January 1, 2000. In lieu of payment for three additional months of service retainer fees, options for an additional 25,000 shares at an exercise price equal to the closing price of our common stock on February 15, 2000 were granted. The options were issued directly to the investor relations company, which qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

In January 2000, we issued a total of 40,000 common stock purchase warrants to an investment research firm and our new public relations firm. The warrants are exercisable through February 2, 2003 to purchase one share of common stock at a price of $2.40 per share. The warrants were issued to entities which qualify as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

In February 2000 and subsequently amended in March 2000, we executed a secured convertible promissory note in favor of a private investor. The principal amount of $1,200,000 was converted into 500,000 shares of the company's common stock in August 2000. The note was issued to one person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

In May 2000, we entered into an agreement for a $2,000,000 private placement selling 500,000 shares of our common stock to Paulson Investment Company. The shares were issued to Paulson, which qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D. A 5% placement fee (or $100,000) was paid to Bridgeworks Capital, Inc., of which Mark Waller, one of our directors, is an officer and majority owner.

In February, May and June of 2000, we issued 150,000 shares to Pollet & Richardson pursuant to a shares-for-debt agreement. Pollet & Richardson served as our legal counsel. The shares were issued directly to the law firm and to certain of its employees who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

ITEM 27.  EXHIBITS.

EXHIBIT NO.                   TITLE

3.2(1)        Amended and Restated Bylaws
3.3(2)        Amended and Restated Articles of Incorporation
4.1(1)        Specimen Certificate of Common Stock
4.2(3)        Representative Common Stock Purchase Warrant
4.3(4)        Warrant Agreement between the company and Corporate Stock
              Transfer, Inc.
4.4(3)        Option Agreement between the company and Ronald K. Lohrding, Ph.D.
4.5(3)        Specimen Common Stock Purchase Warrant Certificate
5.1(9)        Legal Opinion of Neuman & Drennen, LLC
10.1(5)       Agreement and Plan of Reorganization among the company,
              Intelligent Financial Corporation, MiCel, Inc., Bridgeworks
              Investors I, L.L.C. and Ronald K. Lohrding
10.2(6)       Amended and Restated Employment Agreement between the company and
              Ronald K. Lohrding
10.3(4)       Employment Agreement between the company and Travis Lee
10.4(5)       Financing and Capital Contribution Agreement among the company,
              Intelligent Financial Corporation, MiCel, Inc., and Bridgeworks
              Investors I, L.L.C.
10.5(5)       Irrevocable Appointment of Voting Rights by Ronald K. Lohrding,
              Ph.D. to MiCel, Inc.
10.6(5)       Stock Pooling and Voting Agreement
10.7(1)       Royalty Agreement dated September 11, 1995 between the company,
              Cell Robotics, Inc. and Mitsui Engineering & Shipbuilding Co.,
              Ltd.
10.8(1)       Agreement of Contribution and Mutual Comprehensive Release dated
              September 11, 1995 between the company, Cell Robotics, Inc. and
              Mitsui Engineering & Shipbuilding Co., Ltd.
10.9(1)       Distribution Agreement dated December 15, 1994 between MiCel,
              Inc. and the company
10.10(1)      Purchase Agreement between the company and Tecnal Products, Inc.
10.11(1)      License Agreement between the company and NTEC
10.12(7)      Patent License Agreement between American Telephone and Telegraph
              Company and Cell Robotics, Inc.
10.13(7)      Amendment to Patent License Agreement between Lucent
              Technologies, Inc., successor to American Telephone and Telegraph
              Company, and Cell Robotics, Inc.
10.14(8)      Development and Distribution Agreement dated September 10, 1999 between Hamilton Thorne Research and the company
10.15(8)      Amendment to Development and Distribution Agreement dated May 18,
              2000 between Hamilton Thorne Research and the company
10.16(9)      Employment Agreement between the company and Paul Johnson
21.1(1)       Subsidiaries
23.1(9)       Consent of KPMG LLP
23.2(9)       Consent of Neuman & Drennen, LLC (included in Exhibit 5.1)
24.1(9)       Power of Attorney (included on signature page)

----------

(1) Incorporated by reference from the company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2, which was declared effective by the SEC on February 14, 1996.

(2) Incorporated by reference from the company's Post-Effective Amendment No. 1 to Registration Statement on Form SB-2, filed with the SEC on July 15, 1996.

(3) Incorporated by reference from the company's Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 which was declared effective by the SEC on February 2, 1998, SEC File No. 333-40895.

(4) Incorporated by reference from the company's Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1996, as filed with the SEC on April 15, 1997.

(5) Incorporated by reference from the company's Current Report on Form 8-K dated February 23, 1995, as filed with the SEC on March 10, 1995.

(6) Incorporated by reference from the company's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2000, as filed with the SEC on August 14, 2000.

(7) Incorporated by reference from the company's Pre-Effective Amendment No. 2 to Registration Statement on Form S-3, SEC File No. 333-55951, as filed with the SEC on November 18, 1998.

(8) Incorporated by reference from the company's Registration Statement on Form SB-2, SEC File No. 333-40920, as filed with the SEC on July 6, 2000.

(9)  Filed herewith.

ITEM 17.  UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the 27th of December 2000.

                               CELL ROBOTICS INTERNATIONAL, INC.


                               By: /s/ Ronald K. Lohrding, Ph.D.
                                   -----------------------------
                                   Ronald K. Lohrding, Ph.D., Chief Executive
                                   Officer, President and Chairman of the Board





                                POWER OF ATTORNEY






Each person whose signature to this registration statement appears below hereby appoints Ronald K. Lohrding, Ph.D. as his attorney-in-fact and agent to sign on his or her behalf, individually and in the capacities stated below, and to sign and file (1) any or all amendments and post-effective amendments to this registration statement and (2) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act, which amendment or amendments or registration statement may make any changes and additions that the attorney-in-fact deems necessary or appropriate. In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Ronald K. Lohrding, Ph.D.                                  December 27, 2000
-------------------------------------------------------
Ronald K. Lohrding, Ph.D., Chairman of the Board,
President and Chief Executive Officer


/s/ Paul Johnson                                               December 27, 2000
-------------------------------------------------------
Paul Johnson, Chief Financial Officer, Chief Accounting
Officer and Secretary


/s/ Mark T. Waller                                             December 27, 2000
-------------------------------------------------------
Mark T. Waller, Director


/s/ Raymond Radosevich, Ph.D.                                  December 27, 2000
-------------------------------------------------------
Raymond Radosevich, Ph.D., Director


/s/ Steven A. Crees                                            December 27, 2000
-------------------------------------------------------
Steven A. Crees, Director


/s/ Dipl. Ing. Oton Tisch                                      December 27, 2000
-------------------------------------------------------
Dipl. Ing. Oton Tisch, Director


/s/ H. Debra Bryant, Ph.D.                                     December 27, 2000
-------------------------------------------------------
H. Debra Bryant, Ph.D.

                        CELL ROBOTICS INTERNATIONAL INC.

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER        DESCRIPTION
------        -----------
3.2(1)        Amended and Restated Bylaws
3.3(2)        Amended and Restated Articles of Incorporation
4.1(1)        Specimen Certificate of Common Stock
4.2(3)        Representative Common Stock Purchase Warrant
4.3(4)        Warrant Agreement between the company and Corporate Stock
              Transfer, Inc.
4.4(3)        Option Agreement between the company and Ronald K. Lohrding, Ph.D.
4.5(3)        Specimen Common Stock Purchase Warrant Certificate
5.1(9)        Legal Opinion of Neuman & Drennen, LLC
10.1(5)       Agreement and Plan of Reorganization among the company,
              Intelligent Financial Corporation, MiCel, Inc., Bridgeworks
              Investors I, L.L.C. and Ronald K. Lohrding
10.2(6)       Amended and Restated Employment Agreement between the company and
              Ronald K. Lohrding
10.3(4)       Employment Agreement between the company and Travis Lee
10.4(5)       Financing and Capital Contribution Agreement among the company,
              Intelligent Financial Corporation, MiCel, Inc., and Bridgeworks
              Investors I, L.L.C.
10.5(5)       Irrevocable Appointment of Voting Rights by Ronald K. Lohrding,
              Ph.D. to MiCel, Inc.
10.6(5)       Stock Pooling and Voting Agreement
10.7(1)       Royalty Agreement dated September 11, 1995 between the company,
              Cell Robotics, Inc. and Mitsui Engineering & Shipbuilding Co.,
              Ltd.
10.8(1)       Agreement of Contribution and Mutual Comprehensive Release dated
              September 11, 1995 between the company, Cell Robotics, Inc. and
              Mitsui Engineering & Shipbuilding Co., Ltd.
10.9(1)       Distribution Agreement dated December 15, 1994 between MiCel,
              Inc. and the company
10.10(1)      Purchase Agreement between the company and Tecnal Products, Inc.
10.11(1)      License Agreement between the company and NTEC
10.12(7)      Patent License Agreement between American Telephone and Telegraph
              Company and Cell Robotics, Inc.
10.13(7)      Amendment to Patent License Agreement between Lucent
              Technologies, Inc., successor to American Telephone and Telegraph
              Company, and Cell Robotics, Inc.
10.14(8)      Development and Distribution Agreement dated September 10, 1999 between Hamilton Thorne Research and the company
10.15(8)      Amendment to Development and Distribution Agreement dated May 18,
              2000 between Hamilton Thorne Research and the company
10.16(9)      Employment Agreement between the company and Paul Johnson
21.1(1)       Subsidiaries
23.1(9)       Consent of KPMG LLP
23.2(9)       Consent of Neuman & Drennen, LLC (included in Exhibit 5.1)
24.1(9)       Power of Attorney (included on signature page)

----------

(1) Incorporated by reference from the company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2, which was declared effective by the SEC on February 14, 1996.

(2) Incorporated by reference from the company's Post-Effective Amendment No. 1 to Registration Statement on Form SB-2, filed with the SEC on July 15, 1996.

(3) Incorporated by reference from the company's Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 which was declared effective by the SEC on February 2, 1998, SEC File No. 333-40895.

(4) Incorporated by reference from the company's Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1996, as filed with the SEC on April 15, 1997.

(5) Incorporated by reference from the company's Current Report on Form 8-K dated February 23, 1995, as filed with the SEC on March 10, 1995.

(6) Incorporated by reference from the company's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2000, as filed with the SEC on August 14, 2000.

(7) Incorporated by reference from the company's Pre-Effective Amendment No. 2 to Registration Statement on Form S-3, SEC File No. 333-55951, as filed with the SEC on November 18, 1998.

(8) Incorporated by reference from the company's Registration Statement on Form SB-2, SEC File No. 333-40920, as filed with the SEC on July 6, 2000.

(9)  Filed herewith.